EXECUTION VERSION EXPORT-IMPORT TRANSACTION SPECIFIC LOAN AND SECURITY AGREEMENT PNC BANK, NATIONAL ASSOCIATION (AS AGENT) AND THE LENDERS PARTY HERETO WITH UNITED STATES STEEL CORPORATION UNITED STATES STEEL INTERNATIONAL, INC. (BORROWERS) September 30, 2020 43871.00006

TABLE OF CONTENTS

		Page
I.	DEFINITIONS.	1
1.1.	Accounting Terms	1
1.2.	General Terms	1
1.3.	Uniform Commercial Code Terms.	23
1.4.	Certain Matters of Construction.	23
1.5.	LIBOR Notification.	24
II.	ADVANCES, PAYMENTS.	24
2.1.	Transaction Specific Loans	24
2.2.	Disbursement of Advance Proceeds.	24
2.3.	Making and Settlement of Advances.	24
2.4.	Manner and Repayment of Advances.	25
2.5.	Statement of Account.	26
2.6.	Prepayments	26
2.7.	Use of Proceeds.	27
2.8.	Defaulting Lenders.	28
2.9.	Additional Obligations.	29
III.	INTEREST AND FEES.	29
3.1.	Interest.	29
3.2.	[RESERVED].	29
3.3.	Fee Letter.	29
3.4.	Computation of Interest and Fees.	29
3.5.	Maximum Charges	30
3.6.	Increased Costs.	30
3.7.	Alternate Rate of Interest.	30
3.8.	Capital Adequacy.	33
3.9.	Taxes.	33
3.10.	Lender's Obligation to Mitigate; Replacement of Lenders.	36
IV.	COLLATERAL: GENERAL TERMS	37
4.1.	Security Interest in the Collateral.	37
4.2.	Perfection of Security Interest.	37
4.3.	Ownership and Location of Collateral.	38
4.4.	Defense of Agent's and Lenders' Interests.	38
4.5.	Specified Export Order Receivables and Deposit Accounts.	38
4.6.	Inventory .	41
4.7.	Inspection of Premises.	41
4.8.	Exculpation of Liability.	41
4.9.	Release.	41
4.10.	Payment in Full.	41

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V. REPRESENTATIONS AND WARRANTIES. ...............................................................41 5.1. Authority. .......................................................................................................................41 5.2. Formation and Qualification. .........................................................................................42 5.3. Survival of Representations and Warranties ..................................................................42 5.4. Tax Returns. ...................................................................................................................42 5.5. Financial Statements. .....................................................................................................43 5.6. Entity Names. .................................................................................................................43 5.7. Solvency; No Litigation, Violation of Environmental Law, or Default; ERISA Compliance. ....................................................................................................................43 5.8. Margin Regulations ........................................................................................................44 5.9. Investment Company Act ...............................................................................................44 5.10. Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions. .......................................44 5.11. Suspensions and Debarment ...........................................................................................44 5.12. Eligible Person. ..............................................................................................................45 5.13. Disclosure. ......................................................................................................................45 VI. AFFIRMATIVE COVENANTS. .....................................................................................45 6.1. Compliance with Laws. ..................................................................................................45 6.2. Conduct of Business and Maintenance of Existence and Assets. ..................................45 6.3. Books and Records. ........................................................................................................45 6.4. Taxes.. ............................................................................................................................46 6.5. Insurance . ......................................................................................................................46 6.6. Contract Performance.. ...................................................................................................46 6.7. Know-your-Customer Information. .............................................................................46 VII. NEGATIVE COVENANTS. ............................................................................................46 7.1. Merger, Consolidation, Acquisition and Sale of Assets. ................................................46 7.2. Creation of Liens ............................................................................................................47 7.3. Compliance with Borrower Agreement .........................................................................47 VIII. CONDITIONS PRECEDENT. .........................................................................................47 8.1. Conditions to Initial Advances .......................................................................................47 8.2. Conditions to Each Advance ..........................................................................................50 8.3. Post-Closing Covenants/Conditions ...............................................................................51 IX. INFORMATION AS TO BORROWERS. .......................................................................51 9.1. Specified Export Reporting. ...........................................................................................51 9.2. Financial Reporting. .......................................................................................................52 9.3. Material Occurrences. ....................................................................................................54 9.4. Additional Information. ..................................................................................................54 9.5. Additional Documents ....................................................................................................54 9.6. Notices Required Under Ex-Im Borrower Agreement ...................................................54 X. EVENTS OF DEFAULT..................................................................................................55 10.1. Nonpayment ...................................................................................................................55 10.2. Breach of Representation. ..............................................................................................55 ii

10.3. Noncompliance ...............................................................................................................55 10.4. Judgments. ......................................................................................................................55 10.5. Bankruptcy. ....................................................................................................................56 10.6. Liens on Collateral .........................................................................................................56 10.7. Senior ABL Acceleration or Defaul ..............................................................................56 10.8. Specified Export Order Contract Defaults .....................................................................56 10.9. Invalidit .........................................................................................................................56 10.10. Seizures. .........................................................................................................................56 10.11. Prohibited Modification. ................................................................................................56 XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT57 11.1. Rights and Remedies. .....................................................................................................57 11.2. Agent’s Discretion. .......................................................................................................58 11.3. Setoff ..............................................................................................................................58 11.4. Rights and Remedies not Exclusive ...............................................................................58 11.5. Allocation of Payments and Proceeds of Collateral after Event of Default. ..................58 XII. WAIVERS AND JUDICIAL PROCEEDINGS. ..............................................................60 12.1. Waiver of Notice ............................................................................................................60 12.2. Delay. .............................................................................................................................60 12.3. Jury Waiver. . ................................................................................................................60 XIII. EFFECTIVE DATE AND TERMINATION ...................................................................61 13.1. Term. ..............................................................................................................................61 13.2. Termination ....................................................................................................................61 XIV. REGARDING AGENT. ...................................................................................................61 14.1. Appointment ...................................................................................................................61 14.2. Nature of Dutie . .............................................................................................................62 14.3. Lack of Reliance on Agent .............................................................................................62 14.4. Resignation of Agent; Successor Agent. ........................................................................63 14.5. Certain Rights of Agent ..................................................................................................63 14.6. Reliance. .........................................................................................................................63 14.7. Notice of Default. ...........................................................................................................64 14.8. Indemnification. ...........................................................................................................64 14.9. Agent in its Individual Capacit ......................................................................................64 14.10. Delivery of Documents. .................................................................................................64 14.11. Borrowers’ Undertaking to Agent. .................................................................................64 14.12. No Reliance on Agent’s Customer Identification Program. ..........................................65 14.13. Other Agreements. .........................................................................................................65 XV. BORROWING AGENCY. ...............................................................................................65 15.1. Borrowing Agency Provisions. ......................................................................................65 15.2. Waiver of Subrogation. . ...............................................................................................66 iii

XVI. MISCELLANEOUS. ........................................................................................................66 16.1. Governing Law; Venue; Jurisdiction. ............................................................................66 16.2. Entire Understanding. .....................................................................................................67 16.3. Successors and Assigns; Participations; New Lenders. .................................................68 16.4. Application of Payments. .............................................................................................71 16.5. Indemnity. ......................................................................................................................71 16.6. Notice. ............................................................................................................................72 16.7. Survival.. ........................................................................................................................73 16.8. Severability. ....................................................................................................................73 16.9. Expenses. ......................................................................................................................74 16.10. Injunctive Relief. ............................................................................................................74 16.11. Consequential Damages.. ...............................................................................................74 16.12. Captions ..........................................................................................................................74 16.13. Counterparts; Facsimile Signatures. ...............................................................................74 16.14. Construction. ................................................................................................................74 16.15. Confidentiality; Sharing Information .............................................................................74 16.16. Publicity .........................................................................................................................75 16.17. Certifications From Banks and Participants; USA PATRIOT Act. ...............................75 iv

LIST OF EXHIBITS AND SCHEDULES Exhibits Exhibit 2.1 Transaction Specific Loan Note Exhibit 5.5 Projections Exhibit 8.1(b) Form of Financial Condition Certificate Exhibit 9.1(b) Form of Specified Export Order Receivables Report Exhibit 16.3 Form of Commitment Transfer Supplement Schedules Schedule 1.1 Lenders and Commitments Schedule 4.5 Chief Executive Office Schedule 5.1 Consents Schedule 5.2 Jurisdictions of Organization Schedule 5.4 Federal Tax Identification Number Schedule 5.6 Prior Names v

EXPORT-IMPORT TRANSACTION SPECIFIC LOAN AND SECURITY AGREEMENT Export-Import Transaction Specific Loan and Security Agreement dated as of September 30, 2020, by and among UNITED STATES STEEL CORPORATION, a corporation formed under the laws of the State of Delaware (“USS”) and UNITED STATES STEEL INTERNATIONAL, INC., a corporation formed under the laws of the State of New Jersey (“USSI”, and together with USS and with each other Person (if any) joined hereto as a borrower from time to time, collectively, the “Borrowers” and each, a “Borrower”), the financial institutions which are now or hereafter become parties hereto (collectively, the “Lenders” and each a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”). IN CONSIDERATION of the mutual covenants and undertakings set forth herein, Borrowers, Lenders and Agent hereby agree as follows: I. DEFINITIONS. 1.1. Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, all accounting terms not defined in Section 1.2 hereof or elsewhere in this Agreement or partly defined in Section 1.2 hereof to the extent not defined shall have the respective meanings given to such terms under GAAP. 1.2. General Terms. For purposes of this Agreement (x) the following terms shall have the following meanings, and (y) capitalized terms which are not defined herein but which are defined in the Ex-Im Borrower Agreement shall have the respective meanings given thereto in the Ex-Im Borrower Agreement: “Accounts Receivable” shall mean all of each Borrower's now owned or hereafter acquired (a) "accounts" (as such term is defined in the Uniform Commercial Code), other receivables, book debts and other forms of obligations, whether arising out of goods sold or services rendered or from any other transaction; (b) rights in, to and under all purchase orders or receipts for goods or services; (c) rights to any goods represented or purported to be represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) moneys due or to become due to such Borrower under all purchase orders and contracts (which includes Export Orders) for the sale of goods or the performance of services or both by such Borrower (whether or not yet earned by performance on the part of such Borrower), including the proceeds of the foregoing; (e) any notes, drafts, letters of credit, insurance proceeds or other instruments, documents and writings evidencing or supporting the foregoing; and (f) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing. “Administrative Questionnaire” means the administrative questionnaire completed by each Lender in a form supplied by the Agent. “Advances” shall mean and include the Transaction Specific Loans and any Protective Advances. 074658.20063/123721231v.10

“Affected Lender” shall have the meaning set forth in Section 3.10 hereof. “Affiliate” of any Person shall mean (a) any Person which, directly or indirectly through one or more intermediaries, Controls or is Controlled by, or under common Control with such Person. For purposes of this definition, “Control” of a Person shall mean the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting Equity Interests, by contract or otherwise, and “Controlled” has a meaning correlative thereto. “Affiliated Foreign Person” shall have the meaning given thereto in the Ex-Im Borrower Agreement. “Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns. “Agreement” shall mean this Export-Import Transaction Specific Loan and Security Agreement, as the same may be amended, modified, supplemented, renewed, restated, or replaced from time to time. “Anti-Corruption Laws” shall mean all Laws, rules and regulations of any jurisdiction applicable to the Borrowers from time to time concerning or relating to bribery or corruption. “Anti-Terrorism Laws” shall mean any Anti-Corruption Laws, applicable Sanctions and any Laws relating to terrorism, money laundering, or import/export licensing applicable to the Borrowers, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time. “Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators. “Applicable Margin” shall mean 2.50%. “Application Date” shall have the meaning set forth in Section 2.4(b) hereof. “Approvals” shall have the meaning set forth in Section 5.7(b) hereof. “Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the Credit Management Module of PNC’s PINACLE® system, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form. 2

“Approved Fund” shall mean, with respect to any Lender, any Fund that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender, or (c) an entity or an Affiliate of an entity that administers or manages such Lender. “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as in effect from time to time, or any successor statute. “Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC. “Beneficial Owner” shall mean, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”. “Benefited Lender” shall have the meaning set forth in Section 2.3(b) hereof. “Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall include the successors and permitted assigns of each applicable Person. “Borrowers’ Account” shall have the meaning set forth in Section 2.5 hereof. “Borrowing Agent” shall mean USS. “Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in East Brunswick, New Jersey, and, if the applicable Business Day relates to any Advances accruing interest based on the Daily LIBOR Rate, such day must also be a day on which banks are open for dealings in dollar deposits in the London interbank market. "Buyer" shall mean a Person that has entered into one or more Export Orders with Borrower or who is an obligor on Export-Related Accounts Receivable or Export-Related Overseas Accounts Receivable. “Capital Good” shall mean a capital good (e.g., manufacturing equipment, licensing agreements) that will establish or expand foreign production capacity of an exportable good. 3

“Certificate of Beneficial Ownership” shall mean, for each Borrower, a certificate in form and substance acceptable to Agent (as amended or modified by Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower. “Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented. “CIP Regulations” shall have the meaning set forth in Section 14.12 hereof. “Claims” shall have the meaning given to such term in Section 16.5 hereof. “Closing Date” shall mean, from and after the time all of the conditions precedent in Section 8.1 have been satisfied (or waived in accordance with the terms of Section 8.1 hereof), the date of this Agreement. “Code” shall mean the Internal Revenue Code of 1986, as the same may be amended, modified, or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect. “Collateral” shall mean and include all right, title and interest of each Borrower in all of the following property and assets of such Borrower, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located: (a) all Specified Export Order Receivables, all contracts relating to such Specified Export Order Receivables and other supporting obligations relating thereto (including letter-of-credit rights in any letters of credit supporting such contracts); (b) to the extent evidencing or governing any of the items referred to in the preceding clause (a), all payment intangibles, letters of credit (whether or not the respective letter of credit is evidenced by a writing), chattel paper, letter-of-credit rights, and instruments; (c) the Controlled Collections Accounts; (d) books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records), in each case to the extent related to the property described in clauses (a) through (c) of this definition; and 4

(e) all cash and non-cash proceeds and products of the property described in clauses (a) through (d) of this definition, including any applicable credit insurance or other insurance, in whatever form. It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Borrower for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against Borrowers, would be sufficient to create a perfected Lien in any property or assets that such Borrower may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code); provided that it is understood and agreed that the Borrowers shall not be obligated to cause the Agent to be named as a beneficiary in respect of any letter of credit described in clause (b) of this definition. “Commitment” shall mean, as to any applicable Lender, the obligation of such Lender to fund a portion of the Transaction Specific Loans (as provided for on Schedule 1.1 hereto) in an aggregate principal amount not to exceed the Commitment Amount of such Lender. “Commitment Amount” shall mean, as to any Lender, the maximum Commitment amount set forth opposite such Transaction Specific Loans Lender’s name on Schedule 1.1, and the “Total Commitment Amount” shall mean the aggregate of all of the maximum Commitment amounts of all Lenders reflected on Schedule 1.1. “Commitment Percentage” shall mean, as to any Lender, (x) prior to the funding in full of all Commitments in accordance herewith, the percentage equal to (a) the Commitment Amount of such Transaction Specific Loans Lender set forth on Schedule 1.1 hereto divided by (b) the Total Commitment Amount, and (y) at any time after the funding in full of all Commitments, the percentage equal to (a) the outstanding principal balance of all Transaction Specific Loans owing to such Term Lender at such time divided by (b) the outstanding principal balance of all Transaction Specific Loans owing to all Term Lenders at such time. “Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement. “Compliance Certificate” shall mean a compliance certificate of a Financial Officer substantially in the form of Exhibit 1.2(b) hereto (x) certifying as to whether any Default or Event of Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (y) identifying any change(s) in GAAP or in the application thereof that have become effective since the date of, and have had an effect on, USS’ audited financial statements referred to in Section 5.5(b) or delivered pursuant to Section 9.2(a) (and, if any such change has become effective, specifying the effect of such change on the financial statements accompanying such certificate). 5

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement or the Other Documents, including any Consents required under all applicable federal, state or other Applicable Law. “Contract Rate” shall mean an interest rate equal to the sum of the Applicable Margin plus the Daily LIBOR Rate, and the rate of interest charged to Borrowers hereunder will be adjusted automatically as of each Business Day based on any applicable changes to either the Published Rate for such Business Day or the Reserve Percentage for such Business Day without notice to the Borrower; provided that: (a) If Agent or any Lender determines (which determination shall be final and conclusive) that, (a) reasonable means do not exist for ascertaining the Daily LIBOR Rate; (b) Dollar deposits in the relevant amount and for the relevant maturity for the determination of the Daily LIBOR Rate are not available in the London interbank eurodollar market, (c) the making, maintenance or funding of any Advance with interest accruing thereon at the Daily LIBOR Rate has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), or (d) the Daily LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any Advance, then Agent shall give prompt written or telephonic notice to Borrowers and Lenders of such determination. Then thereafter, until Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist (but subject to the provisions of Section 3.7 hereof), the Contract Rate shall be equal to (A) the Alternate Base Rate plus (B) 1.50%. “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day or (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%). At any time when the Contract Rate is computed based on the Alternate Base Rate, the rate of interest charged to Borrowers hereunder will be adjusted automatically as of each Business Day based on any applicable changes to the Alternative Base Rate (or any component thereof), effective on the date of any such change. “Overnight Bank Funding Rate” shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error) shall, upon notice to the Borrowers, be deemed to replace such rate, and at any time when the Contract Rate is computed based on the Alternate Base Rate, the rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower, effective on the date of any such 6 change. If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. “Prime Rate” shall mean the rate publicly announced by Agent from time to time as its prime rate, and at any time when the Contract Rate is computed based on the Alternate Base Rate, the rate of interest charged shall be adjusted as of each Business Day based on changes in the Prime Rate without notice to the Borrower, effective on the date of any such change. The Prime Rate is determined from time to time by Agent as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by Agent to any particular class or category of customers; and (ii) In addition, if, after the Closing Date, if any Lender shall reasonably determine (which determination shall be final and conclusive) that any Change in Law, or compliance by such Lender with any guideline, request or directive (whether or not having the force of law) of any Governmental Body, shall make it unlawful or impossible for such to make or maintain or fund loans based on the Daily LIBOR Rate, the Agent shall notify the Borrowers in writing of such determination. Upon receipt of such notice, until Agent notifies Borrower that such Lender has notified Agent that the circumstances giving rise to such determination no longer apply, Contract Rate shall be equal to (A) the Alternate Base Rate plus (B) 1.50%. “Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Controlled Collection Accounts” shall have the meaning set forth in Section 4.5(h) hereof. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Covered Entity” shall mean (a) each Borrower, each of each Borrower’s Subsidiaries and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise. “Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the Daily LIBOR Rate determined as provided above would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. Each determination of the Daily LIBOR Rate shall be made by Agent and shall be conclusive in the absence of manifest error. “Debarment Regulations” shall mean, collectively, (a) the Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (b) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition 7

Regulations, 48 C.F.R. 9.400-9.409 and (c) the revised Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995). “Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default. “Default Rate” shall have the meaning set forth in Section 3.1 hereof. “Defaulting Lender” shall mean any Lender that: (a) has failed, within two Business Days of the date required to be funded or paid, to (i) to fund any portion of such Lender’s Commitment Percentage of any Advances, or (ii) pay over to Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.3(b) hereof with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of Lenders. “Disposition” shall mean any sale, transfer, license, lease, or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposition, with or without recourse, of any notes or Receivables or any rights or claims associated therewith, and “Dispose” shall have a cognate meaning (it being acknowledged and agreed that the collection of Receivables in the ordinary course of business does not constitute a Disposition). “Dollar” and the sign “$” shall mean lawful money of the United States of America. “Economic Impact Approval” shall mean a written approval issued by Ex-Im Bank stating the conditions under which a Capital Good may be included as an Item in a Loan Facility consistent with Ex-Im Bank’s economic impact procedures (or other mechanism for making this determination that Ex-Im Bank notifies Agent of in writing). “Economic Impact Certification” shall mean the Economic Impact Certificate (as defined in the Ex-Im Borrower Agreement) executed and delivered by Borrowers prior to or on the Closing Date in connection with this Transaction Specific Loan Facility, and each future such Economic Impact Certificate executed and delivered by Borrowers in connection with any future extension 8 or renewal of this Transaction Specific Loan Facility, as any such Economic Impact Certificate may be amended, modified, supplemented, restated or replaced from time to time. “Eligible Person” shall mean a sole proprietorship, partnership, limited liability partnership, corporation or limited liability company which (a) is domiciled, organized or formed, as the case may be, in the United States, whether or not such entity is owned by a foreign national or foreign entity; (b) is in good standing in the state of its formation or otherwise authorized to conduct business in the United States; (c) is not currently suspended or debarred from doing business with the United States government or any instrumentality, division, agency or department thereof; (d) exports or plans to export Items; (e) operates and has operated as a going concern for at least one (1) year; (f) has a positive tangible net worth determined in accordance with GAAP; and (g) has revenue generating operations relating to its core business activities for at least one year. An Affiliated Foreign Person that meets all of the requirements of the foregoing definition of Eligible Person other than subclause (a) thereof shall be deemed to be an Eligible Person. “Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Body, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or the effects of the environment on health and safety. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower or any Subsidiary of any Borrower, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code. “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (except an event for which the 30-day notice period is waived); (b) the failure to satisfy the applicable minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), within the meaning of Title IV of ERISA. “Event of Default” shall have the meaning set forth in Article X hereof. 9

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “Excluded Taxes” shall mean any of the following Taxes with respect to Agent or any Lender or required to be withheld or deducted from a payment to be made to Agent or any Lender on account of any Obligations, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Commitment or Advance pursuant to Law in effect on the date on which such (i) such Lender acquires such interests in such Commitment or Advance (other than pursuant to an assignment requested by Borrowers pursuant to Section 3.10 hereof) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.9 hereof, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to Agent’s or such Lender’s failure to comply with Section 3.9(e) hereof and (d) any withholding taxes imposed under FATCA. “Ex-Im Agreements” shall mean, collectively, the Ex-Im Borrower Agreement, the Ex-Im Joint Application, the Ex-Im Loan Authorization Notice, the Ex-Im Master Guarantee and the Ex- Im Waivers. “Ex-Im Bank” shall mean the Export-Import Bank of the United States. “Ex-Im Borrower Agreement” shall mean collectively, (i) that certain Borrower Agreement entered into by the Borrowers in favor of Ex-Im Bank, Agent and Lenders dated as of the Closing Date, and (ii) each future Borrower Agreement entered into by Borrowers.in favor of Ex-Im Bank, Agent and Lenders in connection with any future extension or renewal of this Agreement, as any such Borrower Agreement may be amended, modified, supplemented, restated or replaced from time to time and, in each case, as the same may be modified by any applicable Ex-Im Waivers. “Ex-Im Joint Application” shall mean collectively (i) the Joint Application for Working Capital Guarantee executed by USS and PNC and submitted to Ex-Im Bank in connection with the Ex-Im Subfacility prior to or on the Closing Date, (ii) the Joint Application for Working Capital Guarantee executed by USSI and PNC and submitted to Ex-Im Bank in connection with the Ex- Im Subfacility prior to or on the Closing Date, and (iii) each future Joint Application for Working Capital Guarantee executed by Borrowers and Agent and Lenders and submitted to Ex-Im Bank in connection with any future extension or renewal of the Ex-Im Subfacility, as any such Joint Application may be amended, modified, supplemented, restated or replaced from time to time. "Ex-Im Loan Authorization Agreement" shall mean (i) the duly executed Loan Authorization Notice executed by PNC as of the Closing Date and delivered to Ex-Im Bank in accordance with the Delegated Authority Letter Agreement (as defined in the Borrower Agreement) setting forth the terms and conditions of the Ex-Im Subfacility, a copy of which is attached to the Ex-Im Borrower Agreement under clause (i) of such defined term as Annex A, and (ii) each future Loan Authorization Notice (or any other such “Loan Authorization Agreement” (as defined in the Borrower Agreement)) executed by Agent and Lenders and delivered to Ex-Im 10

Bank in connection with any future extension or renewal of the Ex-Im Subfacility, as any such Loan Authorization Notice may be amended, modified, supplemented, restated or replaced from time to time. “Ex-Im Guarantee” shall mean the Master Guarantee Agreement between Ex-Im Bank and PNC dated March 15, 2019, as such Master Guarantee Agreement may be amended, modified, supplemented, restated or replaced from time to time. “Ex-Im Waivers” shall mean, collectively, (i) that certain waiver letter dated September 21, 2020 from the Ex-Im Bank to PNC regarding this Agreement, and (ii) any and all other waiver letters sent prior to or after the Closing Date from Ex-Im Bank to Agent or Lenders regarding this Agreement, as any such waiver letter may be amended, modified, supplemented, restated or replaced from time to time “Export Order” shall mean a documented purchase order or contract evidencing a Buyer’s agreement to purchase the Items from a Borrower for export from the United States, which documentation shall include written information that is necessary to confirm such purchase order or contract, including identification of the Items, the name of the Buyer, the country of destination, contact information for the Buyer and the total amount of the purchase order or contract. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Bodies and implementing such Sections of the Code. “Federal Funds Effective Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) calculated by the Federal Reserve Bank of New York (or any successor), based on such day’s federal funds transactions by depositary institutions, as determined in such manner as such Federal Reserve Bank (or any successor) shall set forth on its public website from time to time, and as published on the next succeeding Business Day by such Federal Reserve Bank as the “Federal Funds Effective Rate”; provided that if such Federal Reserve Bank (or its successor) does not publish such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. “Financial Officer” means the chief financial officer, treasurer, any assistant treasurer, the controller, or any assistant controller of the Borrowing Agent. “Fiscal Quarter” shall mean a fiscal quarter of USS. “Fiscal Year” shall mean a fiscal year of USS. “Foreign Lender” shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. 11

“Fund” shall mean any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time, applied on a basis consistent (except for changes concurred with by USS’s independent public accountants) with the most recent audited consolidated financial statements of USS and its consolidated Subsidiaries delivered to the Lenders. “Governmental Acts” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body. “Governmental Body” means the government of the United States, any other nation or, in each case, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantor” shall mean each Person which may hereafter guarantee payment or performance of the whole or any part of the Obligations, and shall also extend to all successors and permitted and assigns of such Persons, and “Guarantors” shall mean collectively all such Persons. “Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent, as each may be amended, modified, supplemented, renewed, restated, or replaced from time to time. “Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic materials, substances or wastes of any nature regulated pursuant to any Environmental Law. “Indebtedness” shall mean, as to any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than unspent cash deposits held in escrow by or in favor of such Person, or in a segregated deposit account controlled by such Person, in each case in the ordinary course of business to secure the performance obligations of, or damages owing from, one or more third parties); (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person on which interest charges are customarily paid (other than obligations where interest is levied only on late or past due amounts); (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services 12

(excluding current accounts payable incurred in the ordinary course of business); (f) all Indebtedness of other Persons secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed; (g) all Guarantees by such Person of Indebtedness of other Persons; (h) all Capitalized Lease Obligations of such Person; (i) all unpaid obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than cash collateralized letters of credit to secure the performance of workers’ compensation, unemployment insurance, other social security laws or regulations, bids, trade contracts, leases, environmental and other statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, obtained in the ordinary course of business); (j) all capital stock of such Person which is required to be redeemed or is redeemable at the option of the holder if certain events or conditions occur or exist or otherwise; and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (i) to the extent that contractual provisions binding on the holder of such Indebtedness provide that such Person is not liable therefor and (ii) in the case of general partnerships where the interest is held by a Subsidiary with no other significant assets. Notwithstanding the foregoing, the term “Indebtedness” will exclude obligations that are no longer outstanding under the applicable indenture or instruments therefor. Notwithstanding the foregoing, in connection with the purchase by the any Borrower or any Subsidiary of any business, the term “Indebtedness” will exclude post- closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing; provided that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid when due. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under this Agreement or any Other Document and (b) to the extent not otherwise described in (a), Other Taxes. “Ineligible Security(ies)” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended. “Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of an Insolvency Proceeding (including any proceeding under the Bankruptcy Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or ceases operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in 13 such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Insolvency Law” shall mean as applicable, (a) the Bankruptcy Code and (b) any other federal, state, provincial or foreign Law regarding insolvency or bankruptcy or for the relief or reorganization or administration or receivership or liquidation of debtors and/or their assets or liabilities or affecting creditors’ rights generally. “Insolvency Proceeding” shall mean (a) any voluntary or involuntary case, receivership, administration, liquidation, or other similar case or proceedings under any Insolvency Law (whether or not of an interim nature) with respect to any Person or with respect to a material portion of its assets, (b) any liquidation, dissolution, or winding up of any Person whether voluntary or involuntary and whether or not involving any Insolvency Law or (c) any assignment for the benefit of any creditors or any other marshaling of assets or liabilities of any Person. “Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, trade name, mask work, trade secrets, design right, assumed name or license or other right to use any of the foregoing under Applicable Law. “Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness. “Interest Rate Hedge Liabilities” shall mean the indebtedness, obligations, and liabilities owing to the provider of any Interest Rate Hedge (including any applicable Post-Petition Obligations). For purposes of this Agreement and all of the Other Documents, all Interest Rate Hedge Liabilities of any Borrower or Subsidiary that is party to any Lender-Provided Interest Rate Hedge shall be “Obligations” hereunder and under the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person, and the Liens securing such Interest Rate Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof. “Items” shall mean the finished goods or services which are intended for direct export from the United States, meet the U.S. Content requirements in accordance with Section 2.01(b)(ii) of the Ex-Im Borrower Agreement and are specified in Section 4.A. of the Ex-Im Loan Authorization Agreement. “Law(s)” shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond judgment authorization or approval, 14 lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic. “Lender” and “Lenders” shall have the meanings given to such terms in the preamble to this Agreement and shall include all of the transferees, successor, and permitted assigns of each such Person in its capacity as a Lender under this Agreement. “LIBOR Rate” shall mean the “London Interbank Offered Rate” for U.S. dollar deposits as offered by leading banks in the London interbank deposit market, as calculated and published (as of the Closing Date) by the ICE Benchmark Administration. “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “LLC Division” shall mean, in the event a Borrower is a limited liability company, (a) the division of any such Borrower into two or more newly formed limited liability companies (whether or not such Borrower is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Borrower Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Body that results or may result in, any such division. “Loan Facility” shall have the meaning set forth in the Ex-Im Borrower Agreement. “Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations or financial condition of USS and its Subsidiaries taken as a whole, or (b) the ability Borrowers, taken as a whole, to duly and punctually pay or perform the Obligations in accordance with the terms thereof or (c) the value of the Collateral, taken as a whole. For the avoidance of doubt, the parties hereto (x) acknowledge that the definition of “Material Adverse Effect” set forth in the Ex-Im Borrower Agreement is different than the foregoing definition, and (y) agree that such definition of “Material Adverse Effect” set forth in the Ex-Im Borrower Agreement shall only be applicable with respect to those representations and covenants in the Ex-Im Borrower Agreement that use the term “Material Adverse Effect”, and that all uses of the term “Material Adverse Effect” in this Agreement shall be references to such term as defined in the foregoing sentence. “Modification” shall have the meaning set forth in Section 9.2(d) hereof. “Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. 15

“Net Cash Proceeds” shall mean, with respect to any Disposition of any Collateral, the cash proceeds received by any Borrower (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, and transfer and similar taxes); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Disposition or (y) any other liabilities retained by such Borrower associated with the properties sold in such Disposition (provided that, to the extent and at the time any such amounts are released from such reserves, such amounts shall constitute Net Cash Proceeds); and (iii) the principal amount, premium or penalty, if any, interest, and other amounts on any Indebtedness for borrowed money (other than any such Indebtedness assumed by the purchaser of such properties) which is secured by a Lien on the properties sold in such Disposition (so long as such Lien was a Permitted Encumbrance at the time of such Disposition) and which is repaid with such proceeds; “Non-Defaulting Lender” shall mean, at any time, any Lender that is not a Defaulting Lender at such time. “Notes” shall have the meaning set forth in Section 2.1 hereof “Obligations” shall mean and include any and all loans (including without limitation, all Advances), advances, debts, liabilities, obligations, covenants and duties owing by any Borrower under this Agreement or any Other Document (and any as the same may be amended, modified, supplemented, increased, renewed, restated, or replaced from time to time), to Lenders or Agent or any other Secured Party of any kind or nature, present or future ): (i) any interest or other amounts accruing thereon, (ii) any fees accruing thereon or under or in connection with this Agreement or any Other Document (and any as the same may be amended, modified, supplemented, increased, renewed, restated, or replaced from time to time), (iii) any costs and expenses of any Person payable/reimbursable by any Borrower or Subsidiary of any Borrower under this Agreement or any Other Document (and any as the same may be amended, modified, supplemented, increased, renewed, restated, or replaced from time to time), and (iv) any indemnification obligations or other amounts or charges payable by any Borrower or Subsidiary of any Borrower under this Agreement or any Other Document (and any as the same may be amended, modified, supplemented, increased, renewed, restated, or replaced from time to time), in each such case arising or payable after maturity, or after the filing or commencement of any Insolvency Proceeding relating to any Borrower or Subsidiary of any Borrower, whether or not a claim for post-Insolvency Proceeding interest, fees, payment/reimbursement obligations for costs and expenses, indemnification, or other amounts or charges is allowable or allowed in such Insolvency Proceeding (all collectively under this parenthetical, the “Post-Petition Obligations”), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise including all costs and expenses of Agent, , any Lender, or any other Secured Party incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable, documented and invoiced attorneys’ fees and expenses and all obligations of any Borrower or Subsidiary of any Borrower to Agent, any Lender, or any other Secured Party to perform acts or refrain from taking any action. 16

“Obligations Receipts” shall have the meaning set forth in Section 11.5(a) hereof. “Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity. “Other Documents” shall mean (x) the Notes, the Ex-Im Agreements, any Guaranty, any Guarantor Security Agreement, the Financial Condition Certificate delivered pursuant to Section 8.1(b) hereof, the closing certificate delivered pursuant to Section 8.1(c) hereof and each Specified Export Order Receivables Report delivered hereunder, and (y) any and all other agreements, instruments and documents, including intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements and all other agreements, documents and instruments, in each case under this clause (y) that specify therein that such document is intended to constitute an “Other Document” hereunder, heretofore, now or hereafter executed by any Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all amendments, modifications, supplements, extensions, renewals, substitutions, restatements and replacements thereto and thereof. “Other Connection Taxes” means, with respect to Agent or any Lender, Taxes imposed as a result of a present or former connection between Agent or such Lender, as applicable, and the jurisdiction imposing such Tax (other than connections arising from Agent or such Lender, as applicable, having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any Other Document, or sold or assigned an interest in any Commitment or Advance or this Agreement or any Other Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Other Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.10). “Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, fifty percent (50%) or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person. “Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender. “Payment in Full” or “Paid in Full” means (i) the termination of all commitments of the Lenders to extend credit under this Agreement and (ii) the indefeasible payment in full in cash of 17 all of the Obligations (including Post-Petition Obligations) other than contingent obligations for which no claim or demand for payment, whether oral or written, has been made at such time. “Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Assignees” shall mean: (a) Agent, any Lender or any of their Affiliates; (b) [reserved]; (c) any Approved Fund; and (d) any Fund to whom Agent or any Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Agent’s or Lender’s rights in and to a material portion of such Agent’s or Lender’s portfolio of asset-based or commercial credit facilities; and shall exclude any natural person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural person) and the Borrowers and any of their Affiliates. “Permitted Encumbrances” shall mean: (a) Liens in favor of Agent, for the benefit of Secured Parties; (b) Liens for taxes that are not yet due or are being contested in good faith by appropriate proceedings; (c) Liens arising by virtue of the rendition, entry or issuance against any Borrower, or any property of any Borrower, of any judgment, writ, order, or decree that does not constitute of an Event of Default under Section 10.4 hereof; and (d) each other “Permitted Lien” as defined under the Ex-Im Borrower Agreement; provided that the term “Permitted Encumbrances” shall not include any Lien that secures Indebtedness. “Principals” shall mean any officer, director, owner, partner, key employee, or other Person with primary management or supervisory responsibilities with respect to Borrowers or any other Person (whether or not an employee) who has critical influence on or substantive control over the transactions covered by this Agreement. “Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof). “Plan” means any employee pension benefit plan (except a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were 18 terminated, would under Section 4069 of ERISA be deemed to be) a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “PNC” shall have the meaning set forth in the preamble to this Agreement and shall include all of its successors and assigns. “Post-Petition Obligations” shall have the meaning set forth in the definition of “Obligations”. “Prohibited Modification” shall have the meaning set forth in Section 9.2(d) hereof. “Projections” shall have the meaning set forth in Section 5.5(a) hereof. “Protective Advances” shall have the meaning set forth in Section 16.2(f) hereof. “Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by Agent). “Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof. “Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof. “Receivables” shall mean and include, as to any Person, all of such Person’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Person’s contract rights, instruments (including those evidencing indebtedness owed to such Person by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder, and without limiting the generality of the foregoing, Receivables includes all Accounts Receivable and any and all such Receivables and/or Accounts Receivable arising out of or pursuant to any Specified Export Order Contract. “Register” shall have the meaning set forth in Section 16.3(c) hereof. “Release” shall have the meaning set forth in Section 5.7(c)(i) hereof. “Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection either with any Anti-Terrorism Law or with any predicate crime to any money laundering law constituting an Anti-Terrorism Law, or any officer of any 19

Borrower has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of the operations of any Person is in material violation of any Anti-Terrorism Law. “Replacement Notice” shall have the meaning set forth in Section 3.10 hereof. “Required Lenders” shall mean Lenders (not including any Defaulting Lender) holding more than fifty percent (50.00%) of the aggregate of (x) the unfunded and unterminated Commitment Amounts of all Lenders (excluding any Defaulting Lender) and (y) the outstanding principal amount of the Transaction Specific Loans; provided, however, (x) if there are fewer than three (3) Lenders (excluding any Defaulting Lender), Required Lenders shall mean all Lenders (excluding any Defaulting Lender), and (y) for purposes of this definition, all Lenders that are Affiliates of each other shall be deemed to constitute only one Lender. “Reserve Percentage” shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). “Retainage” shall mean that portion of the purchase price of an Export Order that a Buyer is not obligated to pay until the end of a specified period of time following the satisfactory performance under such Export Order. “Sanctioned Country” shall mean, at any time, a country or territory that is the subject or target of any Sanctions. “Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union or any European Union member state (each, a “Sanctions Authority”), (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned (individually or in the aggregate, directly or indirectly) or Controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority. “SEC” shall mean the Securities and Exchange Commission or any successor thereto. “Secured Parties” shall mean, collectively, Agent and Lenders, and the respective successors and assigns of each of them. “Securities Act” shall mean the Securities Act of 1933, as amended. “Senior ABL Agreement” shall mean that certain Fifth Amended and Restated Credit Agreement, dated as of October 25, 2019, among USS, as borrower, the financial institutions party thereto as lender from time to time, and JPMorgan Chase Bank, N.A., as administrative agent and 20 collateral agent, as the same may be amended, modified, supplemented, renewed, restated, replaced, extended, or refinanced from time to time. “Senior ABL Amendment” shall mean that certain Amendment No. 1 to Fifth Amended and Restated Credit Agreement, Second Amended and Restated Security Agreement, and Second Amended and Restated Subsidiary Security Agreement, dated on or about the Closing Date, among USS, as borrower, USSI and certain other Subsidiaries of USS, as subsidiary guarantors, the financial institutions party to the Senior ABL Agreement as lenders, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Senior ABL Agreement. “Senior ABL Documents” shall mean, collectively, the Senior ABL Agreements and all other “Loan Documents” as defined in the Senior ABL Agreement, each as may be amended, modified, supplemented, renewed, restated, replaced, extended, or refinanced from time to time. “Senior ABL Event of Default” shall mean the occurrence any event or circumstances which, after giving effect to any applicable grace or cure period(s) and/or notice requirements, would result in the acceleration of and/or permit any agent(s) or lender(s) to accelerate the indebtedness and obligations owing under the Senor ABL Documents (even in no such acceleration shall have occurred). “Specified Export Order” shall mean each Export Order arising under or pursuant to the Specified Export Order Contracts as a result of any sale of goods or services by a Borrower to the applicable Specified Export Order Buyer, each of which is a “Specified Export Order” as defined in the Ex-Im Borrower Agreement. “Specified Export Order Buyers” shall mean, collectively, each Person party to one of the Specified Export Order Contract as the “Buyer” thereunder (including, in each case, the successors and assigns of each such “Buyer”), each of which is a “Buyer” as defined . “Specified Export Order Contracts” shall mean, collectively: (i) that certain Pellet Sale and Purchase Contract, effective as of [REDACTED], between, inter alios, USS, as “Seller”, and [REDACTED], as “Buyer”, (ii) that certain Amended and Restated Pellet Sale and Purchase Contract, effective as of [REDACTED], between, inter alios, USS, as “Seller”, and [REDACTED], as “Buyer”, and (iii) that certain Sale and Purchase Contract; MINN 2017-01, effective as of [REDACTED], between, inter alios, USSI, as “Seller”, and [REDACTED], as “Buyer”, each as in effect on the date hereof and as hereafter amended, modified, supplemented, restated, extended, or replaced in accordance with the terms of this Agreement. “Specified Export Order Receivables” shall mean, collectively, any and all Receivables and Accounts Receivable arising out of or pursuant to any Specified Export Order Contract and/or any Specified Export Order arising out of or pursuant to any such Specified Export Order Contract. 21

“Specified Export Order Receivables Report” shall have the meaning set forth in Section 9.2(b) hereof. “Subsidiary” shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person. “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto. “Term” shall have the meaning set forth in Section 13.1 hereof. "Transaction Specific Loan Facility" shall mean the credit facility established by Lenders hereunder in favor of Borrower for the purpose of providing working capital in the form of loans to finance the manufacture, production or purchase and subsequent export sale of Items pursuant to this Agreement and the Other Documents, which constitutes a “Transaction Specific Loan Facility” as defined in the Ex-Im Borrower Agreement. “Transaction Specific Loans” shall have the meaning given thereto in Section 2.1 hereof (and, if and to the extent the context may provide, may also mean any portion of such Transaction Specific Loans and/or of the advance in respect of such Transaction Specific Loans made by any Lender). “Transactions” shall mean, collectively, the execution, delivery, and effectiveness of this Agreement and any Other Documents being executed and delivered on the Closing Date, the granting of the Liens provided for herein, the making of the Transaction Specific Loans, and the disbursement of the proceeds thereof in accordance with this Agreement and the Closing Date Flow of Funds Agreement. “Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof. “USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, amended, modified, renewed, extended or replaced. "U.S." or "United States" shall mean the United States of America including any division or agency thereof (including United States embassies or United States military bases located overseas), and any United States Territory (including without limitation, Puerto Rico, Guam or the United States Virgin Islands). “U.S. Content” shall mean, with respect to any Item, all the costs, including labor, materials, services and overhead, but not markup or profit margin, which are of U.S. origin or manufacture, and which are incorporated into an Item in the United States. “Warranty” shall mean any Borrower’s guarantee to a Buyer that the Items will function as intended during the warranty period set forth in the applicable Export Order. 22

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. 1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “deposit accounts”, “documents”, “equipment”, “financial asset”, “general intangibles”, “goods”, “instruments”, “inventory”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision. 1.4. Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within the applicable cure period expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Secured Parties. Wherever the phrase “to the best of Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may 23 be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder. 1.5. LIBOR Notification. Section 3.7 of this Agreement provides a mechanism for determining an alternate rate of interest in the event that the Daily LIBOR Rate is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of Daily LIBOR Rate or Contract Rate (or any defined term used in such definition) or with respect to any alternative or successor rate thereto, or replacement rate therefor. II. ADVANCES, PAYMENTS. 2.1. Transaction Specific Loans. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Transaction Specific Loan advance to Borrowers in the amount equal to such Lender’s Commitment Percentage of the lesser of (x) $250,000,000 or (y) seventy percent (70%) of the projected value of the cash flow under the Specified Export Order Contracts as reflected in the Projections (collectively, the “Transaction Specific Loans”). The Transaction Specific Loans shall be advanced on the Closing Date. The Transaction Specific Loans shall be evidenced by one or more secured promissory notes (collectively, the “Notes”) in substantially the form attached hereto as Exhibit 2.1 to the extent requested by the applicable Lender. 2.2. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books. 2.3. Making and Settlement of Advances. (a) The Transaction Specific Loans shall be advanced on the Closing Date according to the applicable Commitment Percentages of the respective Transaction Specific Loan Lenders. (b) If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other 24

Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise rights of set-off and counterclaim with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral. 2.4. Manner and Repayment of Advances. (a) The Transaction Specific Loans shall be due and payable as provided in Section 2.6 and 4.5(h) hereof, and without limiting the generality of the foregoing or any provisions of such Sections, the Transaction Specific Loans, and all interest accrued thereon but yet unpaid, shall be due and payable in full on the last day of the Term, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default in accordance with Section 11.1(a) of this Agreement or (y) termination of this Agreement. Subject to the provisions of Sections 2.6 and 11.5 hereof and also to any separate written agreements among any applicable Lenders, each payment (including each prepayment) by or on behalf of any Borrower on account of the principal of and/or interest on the Transaction Specific Loans shall be applied to the Transaction Specific Loans pro rata according to the Transaction Specific Loans Commitment Percentages of the Transaction Specific Loans. (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit Borrowers’ Account for each item of payment (i) if received by Agent on or prior to 2:00 p.m. on a Business Day, on such Business Day and (ii) if received by Agent after 2:00 p.m. on a Business Day, or on a day which is not a Business Day, on the next Business Day after the day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is not reasonably satisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. All proceeds of the Collateral received by Agent shall be applied to the Obligations in accordance with Section 4.5(h). 25

(c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 2:00 p.m. on the due date therefor in Dollars in federal funds or other funds immediately available to Agent. (d) Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 2:00 p.m., in Dollars and in immediately available funds. 2.5. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. On the first Business Day of each month, Agent shall send to Borrowing Agent a statement (each, a “Monthly Statement”) showing (a) the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders and Borrowers during such month and (b) the amount of accrued and unpaid interest on the Advances due in respect of such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto. 2.6. Prepayments (a) Voluntary Prepayments. (i) Voluntary Prepayments of the Transaction Specific Loans. Borrowers may, at their option exercisable in their sole discretion, voluntarily prepay the Transaction Specific Loans in whole or in part (provided that any such prepayment of Transaction Specific Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding)) at any time and from time to time upon written notice given to Agent at least three (3) Business Days’ prior to the date of such prepayment. Each such notice shall specify the date and amount of such prepayment and the Transaction Specific Loans to be prepaid. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s applicable pro rata share of such prepayment. The Borrowers may revoke, rescind or extend a prepayment notice relative to proposed payment in full of the Transaction Specific Loans with the proceeds of third party Indebtedness or other transactions if the closing for such issuance or incurrence or other transactions does not happen on the date of the proposed termination. Unless all Term Lenders shall agree otherwise in any particular case (which establishing any course of dealing or course of conduct for any such voluntary prepayment of the Transaction Specific Loans made thereafter), such any voluntary prepayment shall be accompanied by all accrued interest on the amount prepaid. 26

(b) Mandatory Prepayments. (i) When any proceeds of any Collateral are received by any Borrower (including but not limited to any such receipt by direct remittance of such proceeds by the applicable Specified Export Order Buyer into the Controlled Collections Account in accordance with Section 4.5(h) hereof), Borrowers shall prepay the Advances in an amount equal to 100% of such proceeds, such prepayment to be due and payable (x) in the case of any such proceeds received by direct remittance of such proceeds by the applicable Specified Export Order Buyer into the Controlled Collections Account, on the date of the remittance thereof to the Controlled Collections Account (subject to the provisions of Sections 2.4 and 4.5(h)), and (y) in the case of any such proceeds received directly by any Borrower (notwithstanding the provisions of Section 4.5(a)), no later than five (5) Business Days following an officer of the applicable Borrower obtaining knowledge of such Borrower’s receipt of such proceeds, and until the date of payment, such proceeds shall be held in trust for Secured Parties; (ii) When any Borrower sells or otherwise Disposes of any Collateral, Borrowers shall prepay the Advances in an amount equal to the Net Cash Proceeds of such event, such prepayment to be due and payable no later than ten (10) Business Days following an officer of the applicable Borrower obtaining knowledge of such Borrower’s following receipt of such Net Cash Proceeds, and until the date of payment, such proceeds shall be held in trust for Secured Parties (the foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof). (c) Subject to the provisions of Section 11.5 hereof, voluntary and mandatory prepayments paid pursuant to this Section 2.6 shall be applied, ratably among the Lenders, to the then-outstanding principal of the Transaction Specific Loans until paid in full 2.7. Use of Proceeds. (a) Borrowers shall use the proceeds of the Advances to (i) pay fees and expenses relating to the Transactions, and (ii) for the purpose of enabling Borrowers to finance the cost of manufacturing, producing, purchasing or selling the Items. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors. No proceeds of any Advance will be used, directly or indirectly, by the Borrower (x) in violation of the U.S Foreign Corrupt Practices Act or any other applicable Anti-Corruption Laws, (y) for the purpose of funding or financing any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent it would be permissible for a Lender to finance such activities or business or (z) in any manner that would result in the violation of any Sanctions by any party hereto. Borrowers may not use any of the Advances for the purpose of: (1) servicing or repaying any of Borrowers’ pre-existing or future indebtedness unrelated to this Transaction Specific Loan Facility and this Agreement unless approved by Ex-Im Bank in writing; (2) acquiring fixed assets or capital assets for use in Borrowers’ business; (3) acquiring, equipping or renting commercial space outside of the United States; (4) paying the salaries of non U.S. citizens or non-U.S. permanent residents who are located in offices outside of the United States; or (5) in connection with a Retainage or Warranty unless approved by Lender in writing. In addition, no Advances may be used by the Borrowers to finance the manufacture, purchase or sale of any of the following: 27

(i) Items to be sold to a Buyer located in a country as to which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule; (ii) that part of the cost of the Items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the Items and is incorporated into the Items in the United States; (iii) defense articles or defense services; (iv) Capital Goods unless in accordance with Section 2.14 of the Ex-Im Borrower Agreement; or (v) without Ex-Im Bank's prior written consent, any Items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities. (b) Without limiting the generality of Section 2.7(a) above, neither the Borrowers nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law. 2.8. Defaulting Lenders. (a) Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.8. So long as such Lender is a Defaulting Lender advances in respect of any Commitments shall be made pro rata from the Lenders holding the Commitments which are not Defaulting Lenders based on their respective Commitment Percentage, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Advances shall be applied to reduce such type of Advances of each Lender (other than any Defaulting Lender) in accordance with their Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold the amount of such payments received or retained by it for the account of such Defaulting Lender. (b) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of Required Lenders, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Commitment or any Commitment, provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in clauses (i) or (ii) of Section 16.2(b) hereof. 28

(c) Other than as expressly set forth in this Section 2.8, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.8 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder. (d) In the event that Agent and Borrowers agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto. 2.9. Additional Obligations. All (i) amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof, (ii) expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of the Controlled Collection Accounts, and (iii) sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Section 4.4 hereof, shall, in each case, be added to the Obligations and shall be secured by the Collateral. III. INTEREST AND FEES. 3.1. Interest. Interest on Advances shall be payable in arrears within three (3) Business Days after the Borrowing Agent’s receipt of each Monthly Statement, provided that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding for each day during the month in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Contract Rate, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Any overdue principal of, or overdue interest on, any Advance shall, at the option of Agent or at the direction of Required Lenders (or, in the case of any failure to pay upon any acceleration of the Obligations following an Event of Default under Section 10.5, immediately and automatically without the requirement of any affirmative action of any Person), bear interest, payable on demand, at a rate per annum equal to the applicable Contract Rate plus two percent (2%) (as applicable, the “Default Rate”). 3.2. [RESERVED]. 3.3. Fee Letter. Borrowers shall pay the amounts required to be paid in the Fee Letter to the applicable parties, in the manner, in the applicable amounts and as and when due as provided for in the Fee Letter. 3.4. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed; provided that if any such interest or fees are determined at any time by reference to the Alternate Base Rate, such interest or fees shall be computed on the basis of a year of 365 days. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension. 29

3.5. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate. 3.6. Increased Costs. In the event that any Change in Law (for purposes of this Section 3.6, the term “Lender” shall include Agent, any Lender, and bank holding company Controlling Agent or such Lender) shall: (a) subject Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to its Commitments or Advances, loan principal, or other Obligations, or its deposits, reserves, other liabilities or capital or liquidity attributable thereto; (b) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits with or for the account of other credit extended by, any Lender (except any such reserve requirement reflected in the Reserve Percentage; or (c) impose on Agent or any Lender, or the London interbank market, any other condition (other than Taxes) affecting this Agreement or any Other Document or any Advance based on the Daily LIBOR Rate made by any Lender; and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, or maintaining its Advances based on the Daily LIBOR Rate (or of maintaining its obligation to make Advances based on the Daily LIBOR Rate) or to reduce any amount received or receivable by Agent or such Lender hereunder (whether of principal, interest or otherwise), in each case, by an amount deemed by Agent or such Lender to be material, then Borrowers shall promptly pay to Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost incurred or such reduction suffered. Together with any such demand, such Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent (and such demand and certification shall be delivered not later than 180 calendar days following the applicable Change in Law), and such certification shall be conclusive absent manifest error. 3.7. Alternate Rate of Interest. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in the Other Documents, if Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, Agent and Borrowers may amend this Agreement to replace the Daily LIBOR Rate with a Benchmark Replacement; and any such amendment will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has provided such proposed amendment to all Lenders, so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Until the Benchmark Replacement 30

is effective, subject to the provisions of the definition of Contract Rate, each Advance will continue to bear interest with reference to the LIBOR Rate. (b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in the Other Documents, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (c) Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrowers and Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 3.7 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.7 (d) Certain Defined Terms. As used in this Section 3.7: “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to interest rates based on the LIBOR Rate for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement. “Benchmark Replacement Adjustment” means, with respect to any replacement of the Daily LIBOR Rate with an alternate benchmark rate, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrowers (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Daily LIBOR Rate with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of interest rates based on the LIBOR Rate for U.S. dollar denominated credit facilities at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from the Daily LIBOR Rate to the Benchmark Replacement and (ii) yield- or risk-based differences between the Daily LIBOR Rate and the Benchmark Replacement. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest and other 31 administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate: (1) in the case of clause (1) or (2) of the definition of Benchmark Transition Event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or (2) in the case of clause (3) of the definition of Benchmark Transition Event, the date of the public statement or publication of information referenced therein. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate (1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; (2) a public statement or publication of information by a Governmental Body having jurisdiction over Agent, the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate or a Governmental Body having jurisdiction over Agent announcing that the LIBOR Rate is no longer representative. “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the Daily LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Daily LIBOR Rate for all purposes hereunder in accordance with Section 3.7 and (y) ending at the time that a Benchmark Replacement has replaced the Daily LIBOR Rate for all purposes hereunder pursuant to Section 3.7. 32

“Early Opt-in Event” means a determination by Agent that U.S. dollar denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 3.7, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR Rate for interest rates based on the LIBOR Rate. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. 3.8. Capital Adequacy. (a) In the event that any Lender shall have determined that any Change in Law regarding capital requirements or liquidity requirements or compliance by Agent or any Lender therewith (for purposes of this Section 3.8, the term “Lender” shall include Agent or any Lender and any bank holding company Controlling Agent or such Lender) has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of this Agreement or the Advances made by such Lender to a level below that which Agent or such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, Borrowers shall pay within 10 days of a demand (which demand must be made within 180 days of the applicable Change in Law) to such Lender such additional amount or amounts as will compensate such Lender for such reduction suffered . (b) A certificate of such Lender setting forth such amount or amounts as shall be necessary to compensate such Lender with respect to Section 3.8(a) hereof shall be delivered to Borrowing Agent concurrently with any such demand and shall be conclusive absent manifest error. Each such certificate shall contain a representation and warranty on the part of such Lender to the effect that such Lender has complied with its obligations pursuant to Section 3.10(a) in an effort to eliminate or reduce such amount. 3.9. Taxes. (a) Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.9) Agent or the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. For purposes of this Section 3.9, the term “Applicable Law” shall include, without limitation, FATCA. 33

(b) Without limiting the provisions of Section 3.9(a) above, Borrowers shall timely pay to the relevant Governmental Body in accordance with Applicable Law, or at the option of the Agent, timely reimburse the Agent for the payment of, Other Taxes. (c) (i) Each Borrower shall indemnify Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.9) paid by Agent or such Lender, as the case may be, or required to be withheld or deducted from a payment to Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowers by any Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (ii) Each Lender shall severally indemnify Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 16.3(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with this Agreement or any Other Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any Other Document or otherwise payable by Agent to the Lender from any other source against any amount due to the Agent under this Section 3.9(c)(ii). (d) As soon as practicable after any payment of Taxes by any Borrower to a Governmental Body pursuant to this Section 3.9, Borrowers shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body, if it exists, evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent. (e) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any Other Document shall deliver to Borrowers and Agent, at the time or times prescribed by Applicable Law or reasonably requested by Borrowers or Agent, such properly completed and executed documentation or reasonably requested by Borrowers or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in 34 paragraphs (e)(i), (ii), (iii), (v) and (f) of this Section 3.9) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, each Lender shall deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Agent), whichever of the following is applicable: (i) two (2) duly completed valid copies of IRS Form W-8BEN or W- 8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) two (2) duly completed valid copies of IRS Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) two duly completed valid copies of IRS Form W-8BEN or W-8BEN-E, (iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers to determine the withholding or deduction required to be made, or (v) to the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) copies of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is not a Foreign Lender. (f) If a payment made to any Lender under this Agreement or any Other Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Agent and Borrowers at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Borrowers or Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Agent or any Borrower as may be necessary for Agent and Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the Closing Date. (g) If Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.9 (including the payment of additional amounts pursuant to this Section 3.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.9 with respect to Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by 35 the relevant Governmental Body with respect to such refund), provided that such indemnifying party, upon the request of such indemnified party, agrees to repay the amount paid over to such indemnified party pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) if such indemnified party is required to repay such refund to such Governmental Body. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after- Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person. (h) Each Lender agrees that if any form or certification it previously delivered expired or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower or Agent in writing of its legal inability to do so. Each party’s obligations under this Section 3.9 shall survive the resignation or replacement of the Agent or any assignment of rights by, or replacement of, a Lender, the termination of the Commitments and Payment in Full of the Obligations. 3.10. Lender’s Obligation to Mitigate; Replacement of Lenders. (a) If any Lender (an “Affected Lender”) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.6, 3.8 or 3.9 hereof, then such Lender shall use all commercially reasonable efforts to mitigate or eliminate the amount of such compensation or additional amount, including by designating a different lending office for funding or booking its Advances hereunder or by assigning its rights and obligations hereunder to another of its offices, branches or Affiliates; provided that no Lender shall be required to take any action under this Section 3.10(a) unless, in the judgment of such Lender, such designation or assignment or other action would (i) eliminate or reduce amounts payable pursuant to Section 3.6, 3.8 or 3.9, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense or (iii) would not otherwise be disadvantageous to such Lender. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If any Lender (a) is an Affected Lender, (b) is a Defaulting Lender, or (c) denies any consent requested pursuant to Section 16.2(b) hereof (each such Lender, a “Subject Lender”), Borrowers may, by notice (a “Replacement Notice”) in writing to Agent and such Subject Lender (i) request the Subject Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (the “Replacement Lender”); (ii) request the non- Subject Lenders to acquire and assume all of the Affected Lender’s Advances and to the extent any portion thereof remains unterminated, unexpired, and unfunded its Commitment, all as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in their good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non- Subject Lender(s) shall agree to acquire and assume all of the Subject Lender’s Advances and, to the extent any portion thereof remains unterminated, unexpired and unfunded its Commitment, then such 36

Subject Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and, if and as applicable, its Commitment and/or, to the extent any portion thereof remains unterminated, unexpired and unfunded its Commitment portion thereof remains unterminated, unexpired and unfunded, its Commitment, and, and other rights and obligations under this Agreement and the Other Documents to such Replacement Lender or non-Subject Lender(s), as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Subject Lender, as applicable, assigned, plus all other Obligations then due and payable to the Affected Lender, as applicable. Such assignment may be effected pursuant to a Commitment Transfer Supplement executed by the Agent, the Replacement Lender or non- Subject Lender(s), as applicable, and the Borrower, and the applicable Subject Lender need not be party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof. IV. COLLATERAL: GENERAL TERMS 4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each other Secured Party of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect, and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest. 4.2. Perfection of Security Interest. Each Borrower shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (a) immediately discharging all Liens on the Collateral other than Permitted Encumbrances, (b) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof evidencing or forming a part of the Collateral, and (c) executing and delivering financing statements, Control Agreements, instruments of pledge, notices and assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance, or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law . By its signature hereto and to the extent permitted by Applicable Law, each Borrower hereby authorizes Agent to file against such Borrower with respect to the Collateral, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance reasonably satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein); provided that Agent shall provide the Borrowers with copies of any such financing, continuation or amendment statements. All reasonable and documented out-of-pocket charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be included in the Obligations, or, at Agent’s option, shall be paid by Borrowers to Agent for its benefit promptly after receiving demand therefor. 37

4.3. Ownership and Location of Collateral. (a) With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Borrower has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of all Liens (other than Permitted Encumbrances) and has been duly authorized to sell, transfer, pledge, and/or grant a Lien in its respective Collateral to Agent; (ii) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this the Collateral shall be true and correct in all material respects; and (iii) all signatures and endorsements of each Borrower that appear on such documents and agreements referred to in the foregoing clause (ii) shall be genuine and each Borrower has capacity to execute the same. 4.4. Defense of Agent’s and Lenders’ Interests. Until Payment in Full of all of the Obligations, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Subject to the foregoing sentence, each Borrower shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following and during the continuance of any Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained. If Agent exercises this right to take possession of the Collateral, each Borrower shall, upon demand, assemble it in a reasonable manner and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. At any time following and during the continuance of any Event of Default, each Borrower shall, and Agent may, instruct all Persons receiving or holding cash, checks, or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order. At any time when and if any cash, checks, or instruments in which Agent holds a security interest shall come into any Borrower’s possession, they, and each of them, shall be held by such Borrower in trust as Agent’s trustee, and such Borrower will comply with the provisions of Sections 4.8(d) and (h) with respect thereto. 4.5. Specified Export Order Receivables and Deposit Accounts. (a) Each of the Specified Export Order Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Specified Export Order Buyer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Specified Export Order Receivable is created. Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts Specified Export Order Receivable schedules delivered by Borrowers to Agent. (b) With respect to such Specified Export Order Buyers of any Borrower who are not solvent, such Borrower has set up on its books and in its financial records appropriate bad 38 debt reserves adequate to cover such Specified Export Order Receivables in accordance with GAAP. (c) Each Borrower’s (i) chief executive office and (ii) principal place of business is located as set forth on Schedule 4.5 hereto. Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Specified Export Order Receivables, all such records shall be kept at either such chief executive office or such principle place of business. (d) Subject to the provisions of Section 8.3(a) hereof, Borrowers shall instruct the Specified Export Order Buyers to deliver all remittances upon Specified Export Order Receivables (whether paid by check or by wire transfer of funds or by ACH or other electronic transfer of funds) to the Controlled Collection Accounts (and any associated lockboxes) as contemplated by Section 4.5(h) hereof. Notwithstanding the foregoing, to the extent any Borrower directly receives any remittances upon Specified Export Order Receivables, such Borrower shall, at such Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Specified Export Order Receivables, and shall not commingle such collections with any Borrower’s funds or use the same except to pay Obligations, and shall immediately and in any event no later than the fifth (5th) Business Day after an officer of such Borrower obtains knowledge of receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s). Each Borrower shall deposit in its Controlled Collection Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness. (e) At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the applicable Specified Export Order Receivables to any and all Specified Export Order Buyers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Specified Export Order Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and facsimile, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged added to the Obligations. (f) Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Specified Export Order Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent’s designee as such Borrower’s attorney with power (i) at any time: (A) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment constituting Collateral; (B) to sign such Borrower’s name on any assignments and verifications of Specified Export Order Receivables; (C) to send verifications of Specified Export Order Receivables to any Specified Export Order Buyer; and (D) to sign such Borrower’s name on all financing statements, agreements, documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral 39 and to file same; and (ii) at any time following the occurrence and during the continuance of an Event of Default: (A) to demand payment of the Specified Export Order Receivables; (B) to enforce payment of the Specified Export Order Receivables by legal proceedings or otherwise; (C) to exercise all of such Borrower’s rights and remedies with respect to the collection of the Specified Export Order Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Specified Export Order Receivables, (E) to settle, adjust or compromise any legal proceedings brought to collect Specified Export Order Receivables; (F) to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Specified Export Order Buyer; (G) to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Specified Export Order Receivables; (H) to accept the return of goods represented by any of the Specified Export Order Receivables; and (I) to do all other acts and things necessary to carry out this Agreement. All acts of such attorney or designee are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done in bad faith, maliciously, with gross (not mere) negligence or constituting an act of willful misconduct (in each case, as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. (g) Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever (excluding events determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the bad faith, gross (not mere) negligence or willful misconduct of Agent or such Lender), have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Specified Export Order Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. (h) All proceeds of Collateral shall be deposited by Borrowers into account #1077769496 established by USSI with PNC or account #1077769357 established by USS (collectively, the “Controlled Collections Accounts”), as applicable, each of which was established to be used and shall be used solely for the deposit of such proceeds, and Borrowers hereby irrevocably acknowledge and agree that, until Payment in Full of the Obligations, such Controlled Collection Accounts shall be part of the Collateral and shall be under the sole control and dominion of Agent for the benefit of Secured Parties. All funds deposited in the Controlled Collection Accounts shall immediately become subject to the security interest of Agent for the ratable benefit of the Secured Parties. Subject to the provisions of Sections 2.4(b) and 11.5 hereof, Agent shall apply all funds received into the Controlled Collection Accounts on a daily basis to the satisfaction of the Obligations in such order as Agent shall determine in its sole discretion, provided that (x) in the absence of any Event of Default, Agent shall apply all such funds representing collection of Specified Export Order Receivables first to the prepayment of the principal amount of the Transaction Specific Loans and (y) in the event funds that are not part of or proceeds of Collateral and are mistakenly deposited in any Controlled Collection Account, Agent shall return such funds to (or on the order of) Borrowing Agent promptly upon Agent’s receipt of written notice of such event from Borrowing Agent and evidence reasonably satisfactory to Agent that such funds have been so mistakenly deposited and are not part of or proceeds of the Collateral. (i) No Borrower will, without Agent’s consent (such consent not to be unreasonably withheld, delayed or conditioned), compromise or adjust any Specified Export Order 40

Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon. 4.6. Inventory. To the extent Inventory held for sale or lease pursuant to any Specified Export Order Contract has been produced by any Borrower, it has been and will be produced by such Borrower in accordance in all material respects with the Federal Fair Labor Standards Act of 1938, as amended, modified or supplemented and all rules, regulations and orders thereunder. 4.7. Inspection of Premises. Borrowers shall permit Agent and Ex-Im Bank to perform inspections and field examinations at Borrowers’ facilities from time to time as provided for in Section 2.12 of the Ex-Im Borrower Agreement (subject to any modification regarding the requirements of Section 2.12 of the Ex-Im Borrower Agreement pursuant to any Ex-Im Waiver). 4.8. Exculpation of Liability. Nothing set forth herein shall be construed to constitute Agent or any Lender as any Borrower’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than any such shortage, discrepancy, damage, loss or destruction that has been determined by a court of competent jurisdiction to have resulted from Agent or such Lender’s bad faith, gross (not mere) negligence or willful misconduct). Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof. 4.9. Release. Upon any Disposition of any item of Collateral permitted by, and in accordance with, the terms of this Agreement or with the consent of the Required Lenders, such Collateral shall be automatically and without further action released from the security interests and Liens created by this Agreement. The Agent will, at the Borrowers’ expense, execute and deliver without recourse and without any representation or warranty of any kind (either express or implied) to Borrowers such documents as Borrowers shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby. 4.10. Payment in Full. Upon Payment in Full of the Obligations, the security interests and Liens granted hereby shall automatically and without further action terminate, all rights to the Collateral shall automatically and without further action revert to the applicable Borrower and the Controlled Collection Accounts shall automatically and without further action be under the sole control and dominion of the Borrowers. Upon Payment in Full of the Obligations, the Agent will, at the Borrowers’ expense, execute and deliver to Borrowers such documents as Borrower shall reasonably request to evidence such termination. V. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants as follows: 5.1. Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Borrower, and this Agreement and the Other 41

Documents to which it is a party constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any Insolvency Law or other similar Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Borrower’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, (b) are not in contravention of, conflict with, or violation of any Applicable Law, and will not require any Consent of any Governmental Body, except such as have been obtained or made and are in full force and effect, (c) are not in contravention of, conflict with, or violation of the terms of such Borrower’s Organizational Documents (d) are not in contravention of, conflict with, or violation of the terms of, and will not require the Consent of any other Person party to, of any Specified Export Order Contract or the Senior ABL Documents, other than the Consents set forth on Schedule 5.1 hereto, all of which, except as described in Section 8.3 hereof, will have been duly obtained, made, and are in full force and effect, (e) are not in contravention of, conflict with, or violation of the terms of, and will not require the Consent of any other Person party to, any other material contract or undertaking to which such Borrower is a party or by which such Borrower is bound, to the extent that such contravention, conflict, or violation, or failure to obtain such Consent would reasonably be expected to result in a Material Adverse Effect, and (f) result in the creation of any Lien except Permitted Encumbrances upon any Collateral under the provisions of any agreement, instrument, or other document to which such Borrower is a party or by which it or its property is a party or by which it may be bound, in each case, that would reasonably be expected to result in a Material Adverse Effect. 5.2. Formation and Qualification. Each Borrower is duly incorporated or formed, as applicable, and in good standing under the laws of the state listed on Schedule 5.2(a) hereto. Each Borrower has delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any amendment or changes thereto. 5.3. Survival of Representations and Warranties. All representations and warranties of each Borrower set forth in this Agreement and the Other Documents to which it is a party shall be true at the time of such Borrower’s execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto. 5.4. Tax Returns. Each Borrower’s federal tax identification number is set forth on Schedule 5.4 hereto. Each Borrower has filed all material Tax returns that are required to be filed by it and has paid all Taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or charges imposed on it or any of its property by any Governmental Body (other than any Taxes (a) the amount or validity of which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers or (y) the failure to pay which would not reasonably be expected to result in a Material Adverse Effect). 42

5.5. Financial Statements. (a) The projections of orders, sales, and collections and revenues under the Specified Export Order Contracts, copies of which have been delivered to Agent and attached hereto as Exhibit 5.5 (the “Projections”) were prepared by the Vice President and Chief Procurement Officer of USS, were prepared in good faith based on underlying assumptions which, at the time so prepared, provided a reasonable basis for the projections set forth therein, and reflect Borrowers’ judgment, at the time so prepared based on the then-present circumstances, of the most likely set of conditions and course of action for the projected period. (b) The audited consolidated balance sheet of USS and its Subsidiaries, and such other Persons described therein, as of December 31, 2019, and the related audited consolidated statements of income and cash flows for the Fiscal Year ended on such date, as set forth in the Borrowers’ Form 10-K report most recently filed with the SEC pursuant to the Exchange Act prior to the Closing Date (the “Closing Date 10-K”), present fairly in all material respects the consolidated financial position of USS and its Subsidiaries as of such date and its consolidated results of operations and cash flows for such period in accordance with GAAP. (c) Except as set forth in the Borrowers’ 10-Q report most recently filed with the SEC pursuant to the Exchange Act following the date of the Closing Date 10-K but prior to the Closing Date (the “Closing Date 10-Q”), since December 31, 2019, there has occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect. 5.6. Entity Names. No Borrower has been known by any other company or corporate name, as applicable, in the past five (5) years, nor, except as set forth on Schedule 5.6 hereto, has any Borrower been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years. 5.7. Solvency; No Litigation, Violation of Environmental Law, or Default; ERISA Compliance. (a) Immediately upon giving effect to this Agreement and to funding of the Transaction Specific Loans on the Closing Date, (i) the fair value of the assets of USS, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) each Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iii) each the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after the Closing Date. (b) Except as set forth in the Closing Date 10-K or the Closing Date 10-Q, there is no action, suit, arbitration proceeding or other proceeding, inquiry or investigation, at law or in equity, before or by any arbitrator or Governmental Body pending against any Borrower or of which any Borrower has otherwise received official notice or which, to the knowledge of any Borrower, is threatened against any Borrower (i) as to which there is a reasonable possibility of an unfavorable decision, ruling or finding which would reasonably be expected to result in a Material Adverse Effect or (ii) that involves any of this Agreement or the Other Documents or the Transactions. 43

(c) Except as set forth in the Closing Date 10-K or the Closing Date 10-Q, no Borrower presently anticipates that remediation costs and penalties associated with any Environmental Law, to the extent not previously provided for, will result in a Material Adverse Change. (d) [Reserved]. (e) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Change. 5.8. Margin Regulations. No Borrower is engaged principally, or as one of its important activities, in the business of “purchasing” or “carrying” any “margin stock”, or extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect). 5.9. Investment Company Act. No Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, that is required to register under such Act. 5.10. Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions. The Borrowing Agent has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Borrowers and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws, and applicable Sanctions. Each Borrower and its respective officers and, to the knowledge of each Borrower, their respective directors, employees and agents are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws, and applicable Sanctions in all material respects. Neither Borrower nor, to the knowledge of the Borrowers, any of their respective directors, officers, employees or agents that will act in any capacity in connection with or benefit from the credit facility established hereby is a Sanctioned Person. No Advance, use of proceeds thereof or other transaction contemplated by this Agreement will violate Anti-Corruption Laws, Anti-Terrorism Laws, or Sanctions applicable to either Borrower 5.11. Suspensions and Debarment. Neither any Borrower nor any Principals of any Borrower are (a) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations or (b) indicted, convicted or had a civil judgment rendered against any Borrower or any of Principals of any Borrower for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Ex-Im Bank, Borrowers will not knowingly enter into any transactions in connection with the Items with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. Borrowers will provide immediate written notice to Agent if at any time any Borrower learns that the representations set forth in this Section 5.11 was erroneous when made or has become erroneous by reason of changed circumstances. 44

5.12. Eligible Person. Each Borrower is an Eligible Person. Borrowers will provide immediate written notice to Agent if at any time any Borrower learns that the representations set forth in this Section 5.12 was erroneous when made or has become erroneous by reason of changed circumstances. 5.13. Disclosure. Each Borrower has disclosed to Agent and Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to have in a Material Adverse Effect. All of the reports, financial statements, certificates and other written information (other than projected financial information) that have been made available by or on behalf of the Borrower to Agent or any Lender in connection with the negotiation of this Agreement or any Other Document or delivered hereunder or thereunder, are complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided that, with respect to the Projections or any other projected financial information, the Borrowers represent only that the Projections or such other information were prepared in good faith based on assumptions believed to be reasonable at the time. VI. AFFIRMATIVE COVENANTS. Each Borrower shall, until the Payment in Full of the Obligations: 6.1. Compliance with Laws. (a) Each Borrower will, and will cause each of its Subsidiaries to, comply with all Applicable Laws (including all Environmental Laws and ERISA and the respective rules and regulations thereunder) applicable to it or its property, other than such laws, rules or regulations (a) the validity or applicability of which the Borrower or any Subsidiary is contesting in good faith by appropriate proceedings or (b) the failure to comply with which could not reasonably be expected to result in a Material Adverse Effect. (b) The Borrowing Agent will maintain in effect and enforce policies and procedures designed to promote compliance by each Borrower and their respective directors, officers, employees, and agents with Anti-Corruption Laws, Anti-Terrorism Laws, and applicable Sanctions. 6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Maintain all of its properties material to its business in good working order and condition (reasonable wear and tear excepted) and take all actions necessary to enforce and protect the validity of material rights included in the Collateral; and (b) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit (i) any merger, consolidation, liquidation or dissolution involving any Borrower which is expressly permitted under Section 7.1(a) or (ii) any other transaction which would not reasonably be expected to result in a Material Adverse Change. 6.3. Books and Records. Keep proper books of record and account in which complete and correct entries will be made of all transactions relating to its business and activities. Each 45

Borrower will permit any representatives designated by Agent, at reasonable times during normal business hours and upon reasonable prior notice, to visit and inspect its properties for the purposes of examining and making extracts from its books and records relating to the Collateral, and to discuss matters relating to the Collateral with its officers, all at such reasonable times and as often as reasonably requested. Any representatives of Agent shall comply with Borrowers’ rules regarding safety and security while visiting Borrowers’ facilities. 6.4. Taxes. Borrowers shall file all material Tax returns that are required to be filed by them and has paid all Taxes shown to be due and payable on said returns or on any material assessments made against them or any of their property and all other material taxes, fees, or charges imposed on them or any of their property by any Governmental Body (other than any Taxes (a) the amount or validity of which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers or (y) the failure to pay which would not reasonably be expected to result in a Material Adverse Effect. 6.5. Insurance. Maintain the insurance required by Section 5.5(a) of the Senior ABL Agreement. To the extent any Borrower maintains any policy of credit insurance which would provide coverage with respect to any Specified Export Order Receivables, Borrowers shall provide Agent with written notice of the existence of such policy, and enforce any rights and remedies of Borrowers that Borrowers deem commercially reasonable or advisable. Without limiting the generality of Section 4.5 hereof. in the event any proceeds are payable under any such policy of credit insurance with respect to any Specified Export Order Receivable, Borrowers shall instruct the applicable insurer to remit such proceeds directly to the Controlled Collections Account (and, if notwithstanding Borrowers’ efforts, Borrowers shall receive any such proceeds directly, Borrowers shall remit and deposit such proceeds into the Controlled Collections Account in accordance with Sections 4.8(d) and (h)). 6.6. Contract Performance. At all times perform, in all material respects, all of its obligations under each of the Specified Export Order Contracts in accordance with the terms and conditions thereof. 6.7. Know-your-Customer Information. Provide to Agent and the Lenders such information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure of general applicability implemented by Agent or such Lender to comply therewith. VII. NEGATIVE COVENANTS. No Borrower shall, until the Payment in Full of the Obligations: 7.1. Merger, Consolidation, Acquisition and Sale of Assets. (a) Enter into any merger, consolidation or other reorganization with or into any other Person, or permit any other Person to consolidate with or merge with it, or consummate an LLC Division, provided that either Borrower may permit any corporation or other corporate form of Person to be merged into such Borrower, or may consolidate with or merge into to any 46 solvent corporation or other corporate form of Person organized under the laws of the United States, any state thereof or the District of Columbia, which expressly assumes in writing reasonably satisfactory to Agent the due and punctual payment and performance of the Obligations by joining this Agreement and the Other Documents as a Borrower hereunder (pursuant to such agreements, legal opinions, and customary certificates as shall be reasonably required by and satisfactory in form and substance to Agent), if after giving effect to such consolidation or merger, no Event of Default shall have occurred and be continuing. (b) Dispose of any of the Collateral; or (c) Liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except for the liquidation or dissolution of a Borrower so long as all of the assets of such liquidating or dissolving Borrower are transferred to a Borrower that is not liquidating or dissolving. 7.2. Creation of Liens. Create or suffer to exist any Lien upon or against any Collateral now owned or hereafter created or acquired, except Permitted Encumbrances. 7.3. Compliance with Borrower Agreement. Fail to comply with any of the provisions of or any undertaking, covenant or duty under the Ex-Im Borrower Agreement (taking into account any materiality, “material adverse effect”, or other qualifiers to any such provisions, undertakings, covenants, or duties as provided for therein); provided that, notwithstanding anything to the contrary provided for in this Agreement, the Ex-Im Borrower Agreement, any other Ex-Im Agreement or any Other Document (i) in all circumstances, the provisions of this Agreement, the Ex-Im Borrower Agreement, any other Ex-Im Agreement and the Other Documents and the undertakings, covenants and duties of Borrowers thereunder shall be interpreted as complementary and supplementary to one another and not as limiting one another, so as to give the fullest and most expansive possible effect to all such provisions, undertakings, covenants and duties and to avoid any conflict or contradiction amongst them and (ii) in the event that, after application of the principles set forth in the preceding clause (i), an irreconcilable conflict exists between any of the provisions of this Agreement, the Ex-Im Borrower Agreement, any other Ex-Im Agreement and/or the Other Documents and/or any of the undertakings, covenants and duties of Borrowers thereunder, the provision, undertaking, covenants and/or duty that is more restrictive upon or requires a higher (or more frequent) level of performance from or is otherwise “stricter” with respect to Borrower shall control (but provided further that, to the extent the application of the principles set forth in this clause (ii) would result in the violation of any provision of any Ex-Im Agreement, the provisions of the applicable Ex-Im Agreement shall control). VIII. CONDITIONS PRECEDENT. 8.1. Conditions to Initial Advances. The effectiveness of this Agreement and agreement of Lenders to make the Transaction Specific Loans on the Closing Date is subject to the satisfaction (or waiver by Agent in its sole discretion) of the following conditions precedent: (a) Loan Documents. Agent shall have received on or before the Closing Date the following, each in form and substance reasonably satisfactory to the Agent and, unless indicated otherwise, dated as of the Closing Date: (i) this Agreement, duly executed and delivered by each Borrower; 47

(ii) a Note in favor of PNC as sole Lender as of the Closing Date; (iii) the Fee Letter; (iv) the Ex-Im Borrower Agreement; and (v) the Economic Impact Certification. (b) Financial Condition Certificate. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(b) attached hereto, signed by the Chief Financial Officer of Borrowing Agent, dated as of the Closing Date, attaching true, correct, and complete copies of the Projections, and certifying that the representations set forth in Section 5.5(a) with respect to such Projections are true and correct in all material respects as of the Closing Date; (c) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of Borrowing Agent, dated as of the Closing Date, (i) certifying that each of the representations and warranties made by any Borrower in or pursuant to this Agreement and/or the Other Documents is true and correct in all material respects (except in the case of any such representation or warranty that is qualified as to materiality or as to the occurrence of (or the absence of the occurrence of) a Material Adverse Effect (specifically including without limitation the representation set forth in Section 5.5(c) hereof), each of which such representations and warranties was true and correct in all respects) on and as of the Closing Date as if made on and as of such Closing Date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty is true and correct in all material respects (except in the case of any such representation or warranty that is qualified as to materiality or as to the occurrence of (or the absence of the occurrence of) a Material Adverse Effect (specifically including without limitation the representation set forth in Section 5.5(c) hereof), each of which such representations and warranties were true and correct in all respects) on and as of such earlier and/or specified date), (ii) certifying that both prior and immediately after giving effect to the Transactions, no Event of Default or Default has occurred and is continuing as of the Closing Date immediately prior to giving effect to the Transactions, or would exist immediately after giving effect to the Transactions, including the initial Advances to be made on the Closing Date, , (iii) certifying that all of the conditions set forth in Sections 8.1(g) and (k) are satisfied, and (iii) attaching thereto true, complete, and correct copies of each of the Specified Export Order Contracts as in effect on the Closing Date (including all exhibits, annexes, schedules, supplements, and amendments thereto) and the executed and final Senior ABL Amendment; (d) Specified Export Order Receivables Report. Agent shall have received a Specified Export Order Receivables Report prepared as of August 31, 2020; (e) Controlled Collections Account. Borrowers shall have established the Controlled Collections Account with PNC; (f) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any of the Other Documents or under Applicable Law or reasonably requested by Agent to be filed, registered or recorded in order to perfect Agent’s, Lien upon the Collateral shall have, or substantially concurrently with the initial Advances hereunder, shall be, been properly filed, registered or 48 recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested; (g) Senior ABL Amendment. Agent shall have received a final executed copy of the Senior ABL Amendment, fully executed and delivered by all parties thereto, and all conditions precedent to the effectiveness thereof (other than the effectiveness of this Agreement and the Other Documents) shall have been satisfied; (h) Ex-Im Bank Approvals and Waivers and Conditions Precedent. (i) Agent shall have received all necessary approvals and waivers from the Ex-Im Bank for the terms and conditions of the Transaction Specific Loan Facility as set forth in herein and the Other Documents, and (ii) the Transactions shall be in full compliance with the Ex-Im Bank’s Working Capital Guarantee Program (i) Secretary’s Certificates, Authorizing Resolutions and Good Standings of Borrowers. Agent shall have received, in form and substance satisfactory to Agent, a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Borrower dated as of the Closing Date which shall certify (i) copies of resolutions, in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing (x) the execution, delivery and performance of this Agreement and each Other Document to which each such Borrower is a party (including authorization of the incurrence of indebtedness and borrowing of Advances on a joint and several basis with all Borrowers as provided for herein), and (y) the granting by such Borrower of the security interests in and liens upon the Collateral to secure the Obligations (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Borrower authorized to execute this Agreement and the Other Documents, (iii) true, correct, and complete copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Borrower in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Borrower’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificates (or the equivalent thereof issued by any applicable jurisdiction) dated not more than twenty-five (25) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction; (j) Legal Opinion. Agent shall have received the executed legal opinion of (i) Milbank LLP with respect to matters of New York and Delaware law and (ii) Dentons US LLP with respect to matters of New Jersey law and, in each case, otherwise in form and substance reasonably satisfactory to Agent which shall cover such matters incident to the Transactions as Agent may reasonably require, and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders; (k) No Litigation. (i) Except as set forth in the Closing Date 10-K or the Closing Date 10-Q, there is no action, suit, arbitration proceeding or other proceeding, inquiry or investigation, at law or in equity, before or by any arbitrator or Governmental Borrower pending against any Borrower or of which any Borrower has otherwise received official notice or which, to the knowledge of any Borrower, is threatened against any Borrower (x) as to which there is a reasonable possibility of an unfavorable decision, ruling or finding which would reasonably be 49 expected to result in a Material Adverse Effect or (y) that involves any of this Agreement or the Other Documents or the Transactions; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body; (l) Fees. Agent shall have received all fees payable to Agent and Lenders under this Agreement and/or the Fee Letter on or prior to the Closing Date; (m) Insurance. Agent shall have received copies of the certificates of property/casualty/business interruption insurance and liability insurance most recently delivered in connection with the Senior ABL Agreement; (n) Flow of Funds Agreement. Agent shall have received a flow of funds agreement, including schedule(s) of detailed flow of funds/sources and uses, disbursements, and wire transfer instruction prepared by Borrowers and approved by Agent in its reasonable discretion (the “Closing Date Flow of Funds Agreement”), duly executed and delivered by Borrowing Agent, pursuant to which Borrowing Agent directs Agent to disburse the initial Advances hereunder so as to consummate the Transactions; and (o) USA Patriot Act Diligence. Agent and each Lender shall have received, in form and substance acceptable to Agent and each Lender such documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act. 8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (excluding the initial Advances to be made on the Closing Date), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made: (a) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement and/or the Other Documents shall be true and correct in all material respects (except in the case of any such representation or warranty that is qualified as to materiality or as to the occurrence of (or the absence of the occurrence of) a Material Adverse Effect (specifically including without limitation the representation set forth in Section 5.5(c) hereof), each of which such representations and warranties shall be true and correct in all respects) on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty shall have been true and correct in all material respects (except in the case of any such representation or warranty that is qualified as to materiality or as to the occurrence of (or the absence of the occurrence of) a Material Adverse Effect (specifically including without limitation the representation set forth in Section 5.5(c) hereof), each of which such representations and warranties shall have been true and correct in all respects) on and as of such earlier and/or specified date); and (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advances, after giving effect to the consummation of the Transactions. 50

Each request for an Advance by Borrowing Agent or Borrowers hereunder shall constitute a representation and warranty by each Borrower and each other Borrower as of the date of such Advance that the conditions set forth in this Section shall have been satisfied. 8.3. Post-Closing Covenants/Conditions. Borrowers hereby acknowledge and agree that Agent and Lenders have agreed to execute and deliver this Agreement and make the initial Advances on the Closing Date notwithstanding the fact that certain conditions precedent more fully described in this Section 8.3 have not been satisfied as of the Closing Date, and/or that Borrowers have asked (and Agent and Lenders have agreed) for certain temporary exceptions to certain of the covenants herein, and Borrowers hereby covenant and agree to satisfy each of such conditions no later than the respective deadlines for each such condition set forth below as follows (as any such deadline may be extended from time to time by Agent in its sole discretion): (a) notwithstanding anything to the contrary provided for otherwise in this Agreement, Borrowers shall not be required to instruct [REDACTED]. to delivery all remittances on the Specified Export Order Receivables owing from [REDACTED] under that certain Pellet Sale and Purchase Contract, effective as of [REDACTED], between, inter alios, USS, as “Seller”, and [REDACTED], as “Buyer”, as otherwise required under the first sentence of Section 4.5(d) hereof, during the first thirty (30) days following the Closing Date; provided that (x) at all times from and after October 31, 2020, Borrowers shall comply with the requirements of such first sentence of Section 4.5(d) hereof as to Specified Export Order Receivables, and (y) notwithstanding the foregoing provisions of this paragraph, at all times from and after the Closing Date (including during the period of the first thirty (30) days thereafter), Borrowers shall otherwise comply with all of requirements of the other provisions of Section 4.5(d) and the requirements of Section 4.5(h) with respect to the remittances in respect of the Specified Export Order Receivables owing from [REDACTED] under such Specified Export Order Contract. In addition, and notwithstanding anything to the contrary provided for otherwise in this Agreement or any Other Document, this Section 8.3 expressly qualifies the representation and warranty set forth in Section 5.1(d). IX. INFORMATION AS TO BORROWERS. Each Borrower shall, or shall cause Borrowing Agent on its behalf to, until the Payment in Full of the Obligations: 9.1. Specified Export Reporting. Deliver to Agent: (a) with respect to each shipment of Inventory to a Specific Export Order Buyer pursuant to a Specific Export Order Contract, written notice of such shipment, including copies of the bills of lading and/or other shipping documents relating thereto and of the invoice issued to such Specific Export Order Buyer in respect thereof, no later than three (3) Business Days after the generation by US Steel of the invoice for such Specific Export Order Buyer for such shipment; (b) on or before the twentieth (20th) calendar day of each month, a report substantially in the form of Exhibit 9.1(b) hereto (with such changes as are reasonably acceptable to Agent), duly executed and certified by the President or a Financial Officer of the Borrowing Agent (a “Specified Export Order Receivables Report”) as of the last day of the prior month (in each case, the “Report Month”) including: 51

(i) a listing of all outstanding Specified Export Order Receivables and an accounts receivable aging with respect thereto (reflecting, if applicable, any issuance of any updated invoice or revised or restated invoice during the Report Month with respect to any shipment of Inventory to any Specified Export Order Buyer), (ii) a summary of all sales/shipments of Inventory to a Specified Export Order Buyer pursuant to a Specified Export Order Contract during the Report Month, and (iii) in the event any sale/shipment of Inventory to a Specified Export Order Buyer contemplated/scheduled to occur in such Report Month under the applicable Specified Export Order Contract and/or the Projection did not take place for any reason (including any cancellation of such sale/shipment by the applicable Specified Export Order Buyer or any failure by the applicable Specified Export Order Buyer to place an order or accept such sale/shipment), notice of such event and an update to the Projections showing the effect thereof; (c) no later than five (5) Business Days after the receipt by Borrowers from any Specified Export Order Buyer or the giving by Borrowers to any Specified Export Order Buyer of (x) any written notice of (or alleging the occurrence of) any material breach by any party to any Specified Export Order Contract or (y) any written notice of termination (or purporting to terminate) any Specified Export Order Contract: and (d) at such intervals as Agent may reasonably require: (i) confirmatory assignment schedules and (ii) such further schedules, documents and/or information regarding the Collateral as Agent may reasonably request. Agent shall have the right to confirm and verify all Specified Export Order Receivables by any manner and through any medium it reasonably considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder; provided that, absent the occurrence and continuance of any Event of Default, Agent shall make all such verifications in the name of the applicable Borrower. (e) The items to be provided under this Section are to be in form reasonably satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.1 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent. 9.2. Financial Reporting. (a) Annual Financial Statements. Deliver to Agent, as soon as available and in any event within 90 days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2020, its audited consolidated balance sheet as of the end of such Fiscal Year and the related statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLC or another “registered public accounting firm” as defined in Section 2 of the Sarbanes-Oxley Act of 2002 (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit except as permitted by the Exchange Act and the regulations promulgated thereunder) as presenting fairly in all material respects the financial position, results of operations and cash flows of USS and its consolidated 52

Subsidiaries on a consolidated basis in accordance with GAAP. In addition, such financial statements shall be accompanied by a Compliance Certificate. (b) Quarterly Financial Statements. Deliver to Agent as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated balance sheet as of the end of such Fiscal Quarter and the related statement of income for such Fiscal Quarter and statements of income and cash flows for the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as (x) reflecting all adjustments (which adjustments are normal and recurring unless otherwise disclosed) necessary for a fair presentation of the results for the period covered and (y) having been prepared in accordance with the applicable rules of the SEC. In addition, such financial statements shall be accompanied by a Compliance Certificate. (c) SEC Reports. Deliver to Agent promptly after the same become publicly available, copies of all periodic and other material reports and proxy statements filed by the Borrower or any Subsidiary with the SEC, or any Governmental Body succeeding to any or all of the functions of the SEC. (d) Senior ABL Documents. Deliver to Agent promptly after the execution and delivery thereof and/or receipt by Borrowers of (as applicable) (x) written notice, including true, complete, and correct copies thereof, of each material waiver, amendment, supplement, or modification to, and/or restatement, extension, replacement, or refinancing of, the Senior ABL Documents (each a “Modification”) (provided that, the parties hereto agree that any such Modification which shall result in (i) this Agreement and/or the Advances hereunder no longer constituting permitted Indebtedness under the Senior ABL Agreement, (ii) the Liens in the Collateral securing the Obligations provided for herein no longer constituting permitted Liens under the Senior ABL Agreement, (iii) any Lien securing the Indebtedness under the Senior ABL Documents being created or granted as to any of the Collateral, (iv) any purported revocation (or event of similar effect) with respect to the Senior ABL Amendment or any of the provisions thereof (specifically including the provisions thereof providing for the release of all Liens in the Collateral securing the Indebtedness under the Senior ABL Agreement), or (v) any prohibition on payment of the Indebtedness hereunder in accordance with the terms hereof shall constitute a material Modification for purposes of this clause (x) (any such Modification, a “Prohibited Modification”)), or (y) any written notice of the occurrence of a Senior ABL Event of Default from any agent or lender party to the Senior ABL Agreement. Information required to be delivered pursuant to this Section 9.2 shall be deemed to have been delivered on the date on which the Borrowers provide notice to Agent that such information has been posted on USS’ website on the Internet at the website address listed on the signature pages hereof, at https://www.sec.gov/cgi-bin/browse- edgar?CIK=x&owner=exclude&action=getcompany&Find=Search or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a Compliance Certificate delivered pursuant to Section 9.2(a) or 9.2(b), and (ii) USS shall deliver paper copies of the information referred to in Section 9.2(a) or 9.2(b) to Agent for any Lender which requests such delivery. 53

9.3. Material Occurrences. (a) Promptly notify Agent in writing upon any officer of a Borrower obtaining knowledge of (a) the occurrence of any Event of Default or Default, (b) any Borrower, at any time, learning that any representation set forth in Section 5.11 was erroneous when made or has become erroneous by reason of changed circumstances, and (c) the occurrence of any other development in the business or affairs of any Borrower that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto. (b) Promptly (and in any event within five (5) Business Days of the occurrence thereof) notify Agent in writing upon any officer of a Borrower obtaining knowledge of the occurrence of a Reportable Compliance Event. (c) No later than thirty (30) days prior to any such event, notify Agent in writing of (x) any change in (i) any Borrower’s legal corporate name as set forth in its articles/certificate of incorporation as filed with the Secretary of State (or other applicable Governmental Body) of its jurisdiction of organization, (ii) any Borrower’s jurisdiction of organization, or (iii) any Borrower’s chief executive office or principal place of business, or (y) the establishment of or change in any location (other than the chief executive office or principal place of business of any Borrower) at which any unique books and records relating to the Collateral that are not also duplicated/maintained at the chief executive office or principal place of business of a Borrower are maintained. 9.4. Additional Information. Promptly following any request therefor, provide Agent with such other information regarding the operations, business affairs and financial condition of Borrowers or compliance with the terms of this Agreement or any Other Document as Agent may reasonably request. 9.5. Additional Documents. Execute and/or deliver to Agent, upon request, such documents, financing statements, agreements and instruments as Agent may from time to time reasonably request in furtherance of the requirements of Section 4 of this Agreement and all other documents any Borrower is required to deliver upon request of Agent under the Ex-Im Borrower Agreement (subject to any modification of the provisions of the Ex-Im Borrower Agreement pursuant to any Ex-Im Waiver). 9.6. Notices Required Under Ex-Im Borrower Agreement. Without limiting the generality of any other provision of this Article IX or this Agreement, Loan Parties shall promptly, but in any event within five (5) Business Days, provide written notice to Agent of any of the events specified in Sections 2.18 and 2.24 of the Ex-Im Borrower Agreement, provided that, if any other provision of this Article IX or this Agreement shall require earlier notice of any such event, such earlier deadline shall control. For the avoidance of doubt and without limiting the generality of Section 7.3 of this Agreement, if the provisions of Sections 2.18 and 2.24 of the Ex-Im Borrower Agreement shall require Borrowers to give notice of an event which would otherwise not be covered by the specific terms of any other provisions of this Article IX or this Agreement requiring notice in the case of similar events (e.g., if Section 2.18(e) of the Ex-Im Borrower Agreement would require notice of any litigation which would not be covered by the notice requirements under Section 9.3 above), or vice versa, the stricter notice provision shall control. 54

X. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”: 10.1. Nonpayment. Failure by any Borrower to pay when due (a) any principal on the Obligations (including without limitation pursuant to Sections 2.6 or 4.5(d) or (h) hereof), or (b) any interest or other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay, or by required prepayment, and, in the case of clause (b) only, such failure shall continue unremedied for a period of five (5) Business Days; 10.2. Breach of Representation. (a) Any representation or warranty made or deemed made by any Borrower in this Agreement, any of the Other Documents or any related agreement, document, certificate or financial or other statement provided at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made and, if the circumstances giving rise to such incorrect or misleading representation or warranty shall not be cured in all material respects for five days after the earlier to occur of (i) the date on which an officer of the Borrowing Agent shall obtain knowledge thereof or (ii) the date on which written notice thereof shall have been given to the Borrowing Agent by the Agent; or (b) any representation set forth in Section 5.11 or 5.12 hereof has become erroneous in any material respect by reason of changed circumstances; 10.3. Noncompliance. Any (a) failure or neglect of any Borrower to perform, keep or observe any material term, provision, condition or covenant, contained in (i) Section 4.5(d) or Section 9.5(h) hereof, (ii) Section 9.1(a) hereof, and such failure continues for ten (10) Business Days after the earlier of notice of such failure or neglect to the Borrowing Agent from the Agent or the knowledge of such failure or neglect by an officer of the Borrowing Agent (ii) Section 9.1(b) hereof, and such failure continues for three (3) Business Days after the earlier of notice of such failure or neglect to the Borrowing Agent from the Agent or the knowledge of such failure or neglect by an officer of the Borrowing Agent, (iii) Article VII hereof (with respect to Section 7.3, after giving effect to any grace periods included in the Ex-Im Borrower Agreement), (iv) Section 9.2(a), (b) or (c) hereof. or (v) Section 9.1(c), Section 9.1(d), or Section 9.3(b) hereof which is not cured within five (5) Business Days, or (b) failure or neglect of any Borrower to perform, keep or observe any other material term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Borrower and Agent, which is not cured within thirty (30) days from the earlier of notice of such failure or neglect to such Borrower from Agent or knowledge of such failure or neglect by an officer of such Borrower; 10.4. Judgments. Any (a) judgment(s), writ(s), order(s) or decree(s) for the payment of money are rendered against any Borrower in an aggregate amount in excess of $100,000,000 and (b) (i) action shall be legally taken by any judgment creditor to levy upon, assess, or attach any Collateral of any Borrower to enforce any such judgment or (ii) such judgment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens 55 securing judgment indebtedness in excess of $100,000,000 arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of any Borrower shall be senior to any Liens in favor of Agent on any of the Collateral; 10.5. Bankruptcy. Any Borrower shall (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Insolvency Law, (b) consent to the institution of, or fail to contest in a timely or appropriate manner, any proceeding or petition described in clause (a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or for a substantial part of its assets, (d) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (e) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (f) make a general assignment for the benefit of creditors, (g) acquiesce to, or fail to have dismissed, within sixty (60) days, an involuntary proceeding commenced or petition filed seeking (i) liquidation, reorganization or other relief in respect of such Borrower or its debts or a substantial part of its assets under any Insolvency Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or for a substantial part of its assets, or (h) take any action for the purpose of effecting any of the foregoing; 10.6. Liens on Collateral. The Liens on all or a substantial part of the Collateral created hereunder or provided for hereby or under any of the Other Documents for any reason ceases to be or is not a valid and perfected Lien having a first priority interest; 10.7. Senior ABL Acceleration or Default. Any event or condition occurs that (i) results acceleration of the maturity of the Indebtedness under the Senior ABL Agreement or (ii) enables or permits the agent or lenders in respect of the Senior ABL Agreement to cause such Indebtedness to become due and accelerated prior to the scheduled maturity thereof or to require the prepayment, repurchase, redemption or defeasance thereof before its scheduled maturity but in the case of any event described in this clause (ii), only after the lapse of a cure period equal to the greater of five (5) Business Days or the cure period or periods specified in the Senior ABL Agreement; 10.8. Specified Export Order Contract Defaults. The material breach by any Borrower of any Specified Export Order Contract; provided that, to the extent that such material breach is subject to any cure opportunity or cure period or cure right, no Event of Default shall occur under this Section 10.8 to the extent that, prior to the expiration of such cure opportunity/cure period/cure right, Borrowers shall have provided to Agent evidence reasonably satisfactory to Agent that Borrowers have cured such material breach. 10.9. Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Agent or any Lender or any Borrower challenges in writing the validity of or its liability under this Agreement or any Other Document; 10.10. Seizures. Any material portion of the Collateral shall be seized, subject to garnishment or taken by a Governmental Body, or 10.11. Prohibited Modification. The becoming effective of any Prohibited Modification. 56

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT. 11.1. Rights and Remedies. (a) Upon the occurrence of: (i) an Event of Default pursuant to Section 10.5 hereof, all Obligations shall be immediately due and payable (including, without limitation, any fees pursuant to Section 13.1 hereof, if applicable) and this Agreement and the Commitments shall be deemed terminated, and (ii) any of the other Events of Default and at any time thereafter when any such other Event of Default is continuing, at the direction of Required Lenders all Obligations shall be immediately due and payable (including, without limitation, any fees pursuant to Section 13.1 hereof, if applicable) and Required Lenders shall have the right to instruct Agent to terminate this Agreement and to terminate the Commitment Upon the occurrence and during the continuance of any Event of Default, Agent shall have, at the direction of Required Lenders, the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Subject to the foregoing, Agent may enter any of any Borrower’s premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) Business Days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, including the sale of Inventory, upon the occurrence and during the continuance of an Event of Default, Agent is granted a perpetual non-revocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Borrower’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory (but not any other Intellectual Property of any Borrower) and (b) equipment for the purpose of completing the manufacture of unfinished goods (but not any other equipment of any Borrower). The Net Cash Proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Non-cash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor. (b) To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to exercise collection remedies against 57

Specified Export Order Buyers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (ii) to exercise collection remedies against Specified Export Order Buyers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (iii) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (iv) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of such Collateral; (v) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (vi) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section 11.1(b) is to provide non- exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing set forth in this Section 11.1(b) shall be construed to grant any rights to any Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b). 11.2. Agent’s Discretion. Agent shall have the right to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against Borrowers or each other. 11.3. Setoff. Subject to Section 14.13 hereof, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender. 11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative. 11.5. Allocation of Payments and Proceeds of Collateral after Event of Default. Notwithstanding any provisions of this Agreement to the contrary: (a) After the occurrence and during the continuance of an Event of Default, all amounts collected or received by any Secured Party on account of the Obligations or in respect of the Collateral (including without limitation any and all payments paid by or on behalf of any Borrower (including any and all payments by or on behalf of any Guarantor in respect of its obligations and liabilities under its Guaranty), any and all proceeds of Collateral, any and all 58 amount obtained by any Secured Party in respect of the Obligations by exercise of any rights of setoff or recoupment, any and all adequate protection payments payable to any Secured Party, and any and all distributions to any Secured Party under a plan of reorganization) (all of the foregoing, the “Obligations Receipts”) shall be, if received by any Secured Party other than Agent, turned over to promptly by such Secured Party to Agent in the form received (together with any applicable endorsement), and upon receipt by Agent, may be, at Agent’s discretion, applied or paid over as follows: FIRST, to the payment until paid in full of (x) all out-of-pocket costs and expenses (including without limitation all legal expenses and reasonable attorneys’ fees) of Agent to the extent payable and/or reimbursable by Borrowers under the provisions of Section 16.9 hereof and/or any other applicable provisions hereof or of any Other Document, including all such costs and expenses incurred by Agent in connection with enforcing the rights and remedies of Agent and/or any other Secured Parties under this Agreement and the Other Documents, (y) all indemnification obligations owing to Agent to the extent payable by Borrowers under the provisions of Section 16.5 hereof and/or any other applicable provisions hereof or of any Other Document, and (z) all interest and principal with respect to any Protective Advances funded by Agent under or pursuant to the terms of this Agreement; SECOND, to payment until paid in full of any fees owing and payable to Agent hereunder and/or under any Other Document; THIRD, ratably, to the payment until paid in full of (x) all out-of-pocket costs and expenses (including without limitation all legal expenses and reasonable attorneys’ fees) of each of the Lenders to the extent payable and/or reimbursable by Borrowers under the provisions of Section 16.9 hereof and/or any other applicable provisions hereof or of any Other Document, and (y) all indemnification obligations owing to each of the Lenders to the extent payable by Borrowers under the provisions of Section 16.5 hereof and/or any other applicable provisions hereof or of any Other Document; FOURTH, to the payment of all of the Obligations consisting of accrued and unpaid interest with respect to any Protective Advances; FIFTH, to the payment of the outstanding principal amount of any Protective Advances; SIXTH, to the payment of all of the Obligations consisting of accrued and unpaid interest with respect to the Advances other than Protective Advances; SEVENTH, to the payment of the outstanding principal amount of the Advances other than Protective Advances; EIGHTH, to the payment until paid in full of all other Obligations arising under this Agreement and the Other Documents which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and NINTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus. 59

In carrying out the foregoing, and subject in all cases to the other provisions of this Section 11.5, (i) amounts received shall be applied in the numerical order provided until exhausted and each applicable category is paid in full prior to application to the next succeeding category, and (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to each applicable clause above. (b) In the event that, notwithstanding the foregoing provisions of this Section 11.5, any Obligations Receipts shall be received by any Secured Party in violation of the terms of this Section 11.5, such amounts shall be held in trust for the benefit of the Secured Parties as a whole and shall promptly be paid over to or delivered to Agent in the form received (together with any applicable endorsement) for application. (c) For the avoidance of doubt, for all purposes under this Section 11.5, as applied to any category of Obligations and/or any clause under Section 11.5(a) hereof, “paid in full” means payment in cash of all amounts owing hereunder and under the Other Documents in respect of such Obligations and/or such clause of Section 11.5(a) hereof according to the terms hereof and of the Other Documents, including loan fees, service fees, professional fees and interest, default interest calculated at default rates, interest on interest and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, and specifically including without limitation in the case of each clause under Section 11.5(a) hereof all Obligations of the type described in such clause 11.5(a) constituting Post-Petition Obligations, but, in each case, excluding contingent obligations for which no claim or demand for payment, whether oral or written, has been made. XII. WAIVERS AND JUDICIAL PROCEEDINGS. 12.1. Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Specified Export Order Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of Advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein. 12.2. Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default. 12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR 60

HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. XIII. EFFECTIVE DATE AND TERMINATION. 13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the Closing Date and shall continue in full force and effect until the earlier of (a) August 30, 2021, and (b) any voluntary termination by the Borrowers of all of the Commitments hereunder (the “Term”), unless sooner terminated as herein provided; provided that, (x) Borrower may request extension of the last day of the Term to July 30, 2022 by sending written notice of such request to Agent no earlier than April 3, 2021, (y) upon receipt of any such notice requesting such an extension, Agent shall provide copies thereof promptly to Lenders, and (z) so long as and only if (I) the loan facility hereunder shall continue to be a Transaction Specific Loan Facility eligible for coverage (at a 95% level) under the Ex-Im Guarantee and (II) each Lender hereunder shall consent (in the exercise of its sole discretion) to such extension no later than thirty (30) days after Lenders’ shall have received copies of such notice from Agent, then such extension of the Term to July 30, 2022 shall occur (but further provided that, in connection therewith, Borrowers shall execute and/or deliver such amendments to this Agreement and/or the Notes, additional legal opinions, and additional/updated Ex-Im Agreement in order to effectuate such request as Agent shall reasonably request and Borrowers shall pay such additional fees with respect to such agreement to extend as any Lender and/or Ex-Im Bank shall require). 13.2. Termination. The termination of this Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and all of the Obligations have been Paid in Full. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed in connection herewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations have Paid in Full, the Commitments and this Agreement and the Other Documents have been terminated. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been Paid in Full. XIV. REGARDING AGENT. 14.1. Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes 61

Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.4(b) and in the Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto. 14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their bad faith, gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof set forth in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements set forth in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein. 14.3. Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement 62 or any Other Document, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition or prospects of any Borrower, or the existence of any Event of Default or any Default. 14.4. Resignation of Agent; Successor Agent. Agent may resign on sixty (60) days written notice to each of Lenders and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowing Agent (provided that no such approval by Borrowing Agent shall be required (i) in any case where the successor Agent is one of Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens). 14.5. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders. 14.6. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile or telecopier message, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be 63 liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care. 14.7. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders. 14.8. Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances (or, if no Advances are outstanding, pro rata according to the percentage that its Commitment Amount constitutes of the total aggregate Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s bad faith, gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment). 14.9. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders. 14.10. Delivery of Documents. To the extent Agent receives reports, information, or financial statements required under Sections 9.1 and 9.2 hereof any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly deliver such documents and information to Lenders. 14.11. Borrowers’ Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement. 64

14.12. No Reliance on Agent’s Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended, modified, supplemented or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Borrowers, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws. 14.13. Other Agreements. Each of Lenders agrees that it shall not, without the prior written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders. XV. BORROWING AGENCY. 15.1. Borrowing Agency Provisions. (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity whether verbally, in writing or through electronic methods (including, without limitation, an Approved Electronic Communication) to (i) borrow, (ii) request advances, (iii) sign and endorse notes, (iv) execute and deliver all instruments, documents, applications, security agreements, and other agreements, documents, instruments, certificates, notices, writings and further assurances now or hereafter required hereunder, (v) make elections regarding interest rates, and (vii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent. (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to bad faith, willful misconduct or gross (not mere) 65 negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses. 15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Borrower’s property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until the termination of the Commitments, the termination of this Agreement and the Payment in Full of the Obligations. XVI. MISCELLANEOUS. 16.1. Governing Law; Venue; Jurisdiction. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any of the Other Documents shall be brought in any court of competent jurisdiction in the County of New York, State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 hereof and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder in compliance with this Section 16.1 and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any of the Other Documents shall be brought only in a federal or state court located in the County of New York, State of New York. 66

16.2. Entire Understanding. (a) This Agreement and the Other Documents contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be amended, modified, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Notwithstanding the foregoing, Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that Agent shall send a copy of any such modification to Borrowers and each Lender (which copy may be provided by electronic mail). Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement. (b) Required Lenders, Agent with the consent in writing of Required Lenders, and the Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into any written amendments to this Agreement or any of the Other Documents or any other supplemental agreements, documents or instruments for the purpose of adding or deleting any provisions or otherwise amending, modifying, supplementing, changing, varying or waiving in any manner the conditions, provisions or terms hereof or thereof or waiving any Event of Default hereunder or thereunder, but only to the extent specified in such written amendments or other agreements, documents or instruments; provided, however, that no such amendment, or other agreement, document or instrument shall: (i) increase the Commitment or the maximum dollar amount of the Commitment Amount of any Lender without the consent of such Lender directly affected thereby; (ii) whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 hereof); (iii) alter the definition of the term “Required Lenders” or alter, amend or modify this Section 16.2(b) without the consent of all Lenders; (iv) alter, amend or modify the provisions of Section 11.5 hereof without the consent of all Lenders; (v) release all or substantially all of the Collateral without the consent of each Lender directly and adversely affected thereby; (vi) change the rights and duties of Agent without the consent of all Lenders and Agent; 67

(vii) release any Borrower without the consent of all Lenders; or (viii) subordinate the Liens of Agent in the Collateral in favor of any other Liens without the consent of all Lenders. (c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon. (d) Agent is hereby authorized by Borrowers and Lenders, at any time in Agent’s sole discretion regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the Commitments have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Advances to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (any such Advances, the “Protective Advances”); provided, that the Protective Advances made hereunder shall not exceed $25,000,000 in the aggregate without the consent of Required Lenders. The Lenders shall be obligated to fund such Advances and effect a settlement with Agent therefore upon demand of Agent in accordance with their respective Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Advances. 16.3. Successors and Assigns; Participations; New Lenders. (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender. (b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons (other than natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person))) (each such transferee or purchaser of a participating interest, a “Participant”); provided that (i) such Lender’s obligations under this Agreement and the Other Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the Other 68

Documents and to approve any amendment, modification or waiver hereto or thereto; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) or (ii) of the first proviso to Section 16.2(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6, 3.8 and 3.9 of this Agreement (subject to the requirements and limitations therein, including the obligation to deliver documentation under Section 3.9(e) it being understood that such documentation shall be delivered to the participating Lender) to the same extent as if it were a Purchasing Lender; provided that (i) Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Borrower’s prior written consent and (ii) in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) of each Participant’s interest in the Advances or other Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose the identity or any information relating to a Participant’s interest in any Advances or other Obligations to any Person except to the extent that such disclosure is necessary to establish that such Advance or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in each Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement. For the avoidance of doubt Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register. (c) Any Lender may sell, assign or transfer all or any part of its rights and obligations under or relating to any of the Advances or Commitments of such Lender under this Agreement and the Other Documents to one or more entities (other than (x) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (y) a Defaulting Lender) (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording, provided, however, each such sale, assignment or transfer by any Lender prior to the termination of such Lender’s Commitment must consist of an assignment by such Lender of both the designated portion of such Lender’s Commitment (which may be all of such Commitment) and of that portion of the Advances held by such Lender as is proportionate to that portion of such Lender’s Commitment so sold, assigned or transferred. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with respect to the Advances and, if applicable, Commitments transferred to such Purchasing Lender under such Commitment Transfer Supplement, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the 69 addition of such Purchasing Lender and, if and as applicable, the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and, if and as applicable, the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing; provided, however, that the consent of Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default under Section 10.1 or 10.5 has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee; provided that Borrowers shall be deemed to have consented to any such assignment unless Borrowing Agent shall object thereto by written notice to Agent within ten (10) Business Days after having received prior notice thereof. (d) [Reserved]. (e) Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender (with respect to its own holdings) at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser or to a Permitted Assignee) to such Purchasing Lender and/or Purchasing CLO and, if and as applicable, the resulting adjustment of the Commitment Percentages arising therefrom. (f) Each Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender and any prospective Participant or Purchasing Lender any and all financial information in such Lender’s possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Borrower, subject to such Participant, Purchasing Lender, prospective Participant or prospective Purchasing Lender agreeing to confidentiality restrictions substantially consistent with Section 16.15. (g) Notwithstanding anything to the contrary set forth in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (h) Notwithstanding anything to the contrary contained in this Section 16.3 (specifically including subsections (b), (c) or (d) hereof) or otherwise provided for in this 70

Agreement or in any Other Document including any Note, following the occurrence and during the continuance of any Event of Default, Agent may, in its sole discretion, elect to exercise all rights and remedies under the Ex-Im Master Guarantee on behalf of itself and all Lenders (and Lenders hereby authorize Agent to do the same), and each Lender hereby agrees to take any and all actions requested by Agent (at Borrowers’ expense (and Borrower’s liabilities to pay for such expenses shall be part of the Obligations hereunder secured by the Collateral)), including execution and delivery of any instruments of assignment in favor of Ex-Im Bank with respect to its Notes and its interests in this Agreement and the Other Documents and in the Advances hereunder, as shall be necessary for Agent to fully exercise all such rights and remedies in compliance with all the requirements of the Ex-Im Agreements including Section 5.01(a) and 5.01(b) of the Ex-Im Master Guarantee. 16.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender. 16.5. Indemnity. Each Borrower shall indemnify and hold harmless Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, liabilities, losses, damages and related expenses (including fees and disbursements of a single firm of counsel to the Indemnified Parties, taken as a whole) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in connection with: (i) the execution or delivery of this Agreement, the Other Documents, the performance thereof by the parties thereto, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) the enforcement of any of the rights and remedies of Agent or any Lender under the Agreement and the Other Documents, (iv) any actual alleged presence or release of Hazardous Materials on or from any property currently or formerly owned by a Borrower and (v) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality, any Borrower, any Affiliate or Subsidiary of any Borrower or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto; provided that (u) such indemnity shall not be available to any Indemnified Party to the extent that such Claims are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the bad faith, gross (not mere) negligence or willful misconduct of such Indemnified Party, (w) such indemnity shall not be available to any Indemnified Party for Claims arising out of a proceeding in which such Indemnified Party and any Borrower or any Affiliate thereof are adverse parties involving a material breach in bad faith by such Indemnified Party to the extent that such Borrower or Affiliate thereof prevails on the merits, 71 as determined by a court of competent jurisdiction in a final and nonappealable judgment (it being understood that nothing in this Agreement shall preclude a claim or suit by any Borrower against any Indemnified Party for such Indemnified Party’s failure to perform any of its obligations under this Agreement or any Other Document), (x) the Borrowers shall not, in connection with any such proceeding or related proceedings in the same jurisdiction and in the absence of actual conflicts of interest, be liable for the fees and expenses of more than one firm of counsel at any one time for the Indemnified Parties, (y) each Indemnified Party shall give the Borrowers (I) prompt notice of any such action brought against such Indemnified Party in connection with a Claim for which it intends to assert entitlement to the indemnity hereunder and (II) an opportunity to consult from time to time with such Indemnified Party regarding defensive measures and potential settlement and (z) the Borrowers shall not be obligated to pay the amount of any settlement entered into without its written consent. 16.6. Notice. Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Borrowers are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names set forth below in this Section 16.6 or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective: (a) In the case of hand-delivery, when delivered; (b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested; (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before 12:00 Noon on such next Business Day); (d) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine; (e) In the case of electronic transmission, when actually received; (f) In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and 72

(g) If given by any other means (including by overnight courier), when actually received. Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice. (A) If to Agent or PNC at: PNC Bank, National Association The Tower at PNC Plaza 300 Fifth Avenue Pittsburgh, PA 15222 Attention: Relationship Manager – United States Steel/Joe McElhinny Telephone: (412) 762-2480 with an additional copy to: Blank Rome LLP 1271 Avenue of the America New York, New York 10020 Attention: Lawrence F. Flick. Facsimile: (212) 885-5001 (B) If to a Lender other than Agent, as specified on its signature page hereto or in the Commitment Transfer Supplement or joinder agreement under which such Lender became a party hereto. (C)If to Borrowing Agent or any Borrower: United States Steel Corporation 600 Grant Street, 61st Floor Pittsburgh, PA 15219 Attention: Treasurer and Chief Risk Officer Facsimile: (412) 433-1167 Attention: Manager – Corporate Finance Facsimile: (412) 433-2222 16.7. Survival. The obligations of Borrowers under Sections 3.6, 3.8, 3.9, 16.5 and 16.9 hereof and the obligations of Lenders under Sections 14.8 and 16.5 hereof shall survive the termination of this Agreement and the Other Documents and the Payment in Full of the Obligations. 16.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible. 73

16.9. Expenses. The Borrowers shall pay (a) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable, documented and invoiced fees, charges and disbursements of a single firm of counsel for Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof, (b) all reasonable and documented out-of-pocket expenses incurred by Agent or any Lender (including the reasonable, documented and invoiced fees, charges and disbursements of a single firm of counsel for Agent and the Lenders, taken as a whole) in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the Other Documents, including its rights under this Section, or (ii) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances, and (c) all reasonable and documented out-of-pocket expenses of Agent and its’ agents engaged periodically to perform audits of the Borrowers’ books, records and business properties in accordance with the terms hereof. 16.10. Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy. 16.11. Consequential Damages. No party hereto, nor any agent or attorney for any of them, shall be liable to any other party hereto (or any Affiliate thereof) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document. 16.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement. 16.13. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image), or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act shall, in each case, be deemed to be an original signature hereto. 16.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto. 16.15. Confidentiality; Sharing Information. Agent, each Lender, each Participant and each Purchasing Lender shall maintain the confidentiality of all non-public information obtained by Agent, such Lender, such Participant or such Purchasing Lender; provided, however, Agent, each Lender, each Participant and each Purchasing Lender may disclose such confidential 74 information (a) to its examiners, Affiliates, directors, officers, partners, employees, agents, auditors, counsel and other professional advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to Agent, any Lender or, subject to an agreement containing provisions substantially the same as those of this Section 16.15, to any prospective Participant or Purchasing Lender, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that unless specifically prohibited by Applicable Law, Agent, each Lender, each Participant and each Purchasing Lender shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information and, to the extent feasible, give the applicable Borrower an opportunity to lawfully object to such disclosure (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender, Participant or Purchasing Lender by such Governmental Body) or (B) pursuant to legal process. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Borrower or any of any Borrower’s affiliates, the provisions of this Agreement shall supersede such agreements. 16.16. Publicity. With the reasonable consent of the Borrowing Agent, the Agent may make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent and Borrowing Agent may reasonably deem appropriate. 16.17. Certifications From Banks and Participants; USA PATRIOT Act. (a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act. (b) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an 75

“account” with such financial institution. Consequently, Agent and each Lender may from time to time request, and each Borrower shall provide to Agent or such Lender, such Borrower’s name, address, tax identification number and/or such other identifying information as shall be necessary for Agent or such Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law. [Remainder of Page Intentionally Left Blank] 76

Each of the parties has signed this Agreement as of the day and year first above written. BORROWERS: UNITED STATES STEEL CORPORATION By: ________________________/s/ Arne Jahn Name: Arne Jahn Title: Vice President - Treasurer & Chief Risk Officer UNITED STATES STEEL INTERNATIONAL, INC. By: ________________________/s/ Arne Jahn Name: Arne Jahn Title: Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Agent and a Lender By: ________________________/s/ John Engel Name: John Engel Title: Vice President